UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VALMIE RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	1040	45-3124748
(State or jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

9190 Double Diamond Parkway

Reno, Nevada 89521

Telephone: (775) 345-3447

 (Address and telephone number of principal executive offices)

National Registered Agents, Inc. of Nevada

    1000 East William Street, Suite 204,

Carson City, Nevada, 89701
Telephone: (800) 767-1553
(Name, address and telephone number of agent for service)

with a copy to:

Dean Law Corp.

601 Union Street, Suite 4200

Seattle, Washington 98101

Telephone: (206) 274-4598  Facsimile:  (206) 493-2777

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer

|__|

Accelerated filer

|__|

Non-accelerated filer

|__|

Smaller reporting company

|__|

          (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE (1)
Common Stock	1,440,000	$0.10 per share	$144,000.00	$16.50
TOTAL	1,440,000	$0.10 per share	$144,000.00	$16.50

(1)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated July __, 2012

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PROSPECTUS

VALMIE RESOURCES, INC.

1,440,000 SHARES

COMMON STOCK

Securities Being Offered

Up to 1,440,000 Shares of Common Stock.  There is currently no public trading market for the Company’s common stock.  Until such time as a market does develop, Selling Shareholders will sell their Shares at $0.10 per share.  If the Company’s common stock is listed or quoted in a public exchange, or other such market, Selling Shareholders will then sell their shares at market prices.

Minimum Number of Shares To Be Sold in This Offering	None
Securities Issued And to be Issued

As of July 25, 2012 , there were 4,940,000 shares issued and outstanding, of which 1,440,000 shares are being offered hereunder.  All of the common stock to be sold under this Prospectus will be sold by existing shareholders.

The sale of securities by Selling Shareholders when made, may be made through  customary brokerage channels either through broker-dealers acting as agents or brokers for the sellers, or through broker-dealers acting as principals who may then resell the Shares in the over-the-counter market or otherwise, at negotiated prices related to the prevailing market prices at the time of the sales, or by a combination of such methods of offering.  Thus the period of distribution of such securities may occur over an extended period of time.  The Selling Stockholders will pay or assume any brokerage commissions or discounts incurred in the sale of their securities, which commissions or discounts will not be paid or assumed by us.

The information in this Prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with The Securities and Exchange Commission (“SEC”) is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

This offering involves a high degree of risk; see RISK FACTORS, beginning on page 6, to read about factors you should consider before buying shares of the common stock

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and have elected to comply with certain reduced public company reporting requirements for future filings.  Investing in our common stock involves a high degree of risk and should only be purchased by those who can afford to lose their entire investment.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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The following table of contents has been designed to help you find information contained in this prospectus.  We encourage you to read the entire prospectus.

Table of Contents
Summary	5
Forward-Looking Statements	6
Risk Factors	6
Use of Proceeds	12
Determination of Offering Price	12
Dilution	12
Selling Shareholders	12
Plan of Distribution	13
Description of Securities	13
Interest of Named Experts and Counsel	15
Description of Business	15
Definition of Mining Terms	16
Property Description and Location	20
Location Map	21
Regional Location Map	22
Claim Location Map	25
Geological Setting	28
Deposit Type	30
Mineralization	31
Plan of Operation	32
Legal Proceedings	36
Market for Common Equity and Related Stockholder Matters	36
Summary Financial Information	38
Management’s Discussion and Analysis	39
Changes in and Disagreements with Accountants	42
Directors, Executive Officers, Promoters and Control Persons	42
Executive Compensation	43
Security Ownership of Certain Beneficial Owners and Management	43
Certain Relationships and Related Transactions	43
Disclosure of Commission Position of Indemnification for Securities Act Liabities	43
Financial Statements	44
Recent Sales of Unregistered Securities	47

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SUMMARY INFORMATION, RISK FACTORS

The following summary is only a shortened version of the more detailed information, exhibits and financial statements appearing elsewhere in this prospectus.  Prospective Investors are urged to read this Prospectus in its entirety.

Summary

This is a public offering of up to 1,440,000 shares of common stock of Valmie Resources, Inc. (the “Shares”).  These Shares are being offered by Selling Shareholders listed in this Prospectus.  We will not receive proceeds from any sale of Common Stock by the Selling Shareholders.  The Shares were acquired by the Selling shareholders directly from the Company in private offerings that were relied upon as being exempt from registration under Rule 903, Regulation S of the Securities Act of 1933, as amended (the “Act”).

There is no established market for the Company’s securities.  Further, though the Company intends to apply to have its common stock quoted on the Over-The-Counter Bulletin Board (OTC-BB), the Company cannot guarantee that its common stock will become quoted on the OTC-BB, or any other exchange, or that any public market for its common stock will ever develop or be sustained.

Our Company

Valmie Resources, Inc. was incorporated in the State of Nevada on August 26, 2011. The Company’s business operations are principally conducted in Nevada, USA.  We are a mineral exploration company exploring for precious metals, that is, gold and silver targets.  Please see “Description of Business”, located elsewhere in this Prospectus, for a complete description of our business.

We maintain mailing and executive offices at 9190 Double Diamond Parkway, Reno, Nevada, 89521, and our telephone number is  (775) 345-3447.

Our registered office in Nevada is located at 1000 East William Street, Suite 204, Carson City, Nevada, 89701.

The Offering

Common Stock Offered for Resale:  1,440,000 common shares

Securities to be outstanding after this Offering:  4,940,000 common shares.  There are no preferred shares issued.

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Disclosure Regarding Forward-Looking Statements

This Prospectus includes statements that are “forward-looking statements” including statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future.  All statements other than statements of historical facts included in this Prospectus, including, without limitation, statements under “Prospectus Summary,” “Risk Factors,” “Management’s Plan of Operation” and “Business” regarding our financial position, business strategy and other plans and objectives for future operations, and future product demand, supply, costs, marketing, transportation and pricing factors, are forward-looking statements.  All forward-looking statements included in this Prospectus are based on information available to us on the date hereof, and we assume no obligation to update such forward-looking statements.  Although we believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct or that we will take any actions that may presently be planned.  Certain important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” and elsewhere in this Prospectus.  All written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such factors.

Risk Factors

Any investment in our common stock involves a high degree of risk.  You should carefully consider the following information about those risks, together with the other information contained in this Prospectus and any other filings we make with the SEC before you decide whether to buy any Shares.  Should any one or more of these risks actually materialise , the results of our operations and our financial condition would likely suffer. In that event, the market price of our common stock could decline, and you could lose part or all of your investment. We have incurred losses from inception and may never generate profits.

Our Auditors Have Issued A Going Concern Opinion Which Means There Is Substantial Uncertainty That We Will Continue Operations In Which Case You Could Lose Your Investment.

Our auditors have issued a going concern opinion. The Company has incurred losses since its inception and has not yet been successful in establishing profitable operations.  These factors raise substantial doubt about the ability of the Company to continue as a going concern. Unanticipated costs and expenses, or the inability to generate revenues, could require additional financing; which would be sought through equity or debt financing, or asset sales.  The fact that there are going concern considerations may make raising additional funds or obtaining loans more difficult.  To the extent financing is not available, the Company may not be able to, or may be delayed in, implementing its business plan, developing its property and/or meeting its obligations.  This could result in the entire loss of any investment in the Shares.  The Company will continue to evaluate its projected expenditures relative to its available cash and to evaluate additional means of financing in order to satisfy its working capital and other cash requirements.  Details regarding these concerns are included in the notes to the audited Financial Statements included in this filing.

Management's plan to mitigate the threat to the continuation of the business will be to attempt to secure additional equity financing, secure bank or private lines of credit, or secure joint venture partners.  The Company has not yet evaluated its options in these regards nor has it identified any potential sources of financing or possible partnerships to develop its property.

If We Do Not Obtain Additional Financing, Our Business Will Fail In Which Case You Could Lose Your Investment.

The Company will be seeking additional sources of financing which may include raising additional capital from the sales of Company securities and/or entering into debt-financing arrangements.

At May 31, 2012, the Company had working capital of approximately $6,685 .  The Company estimates that it will require approximately $250,000 to fully implement its current business plan.  We expect to incur numerous expenses in our efforts to carry out an exploration program that may include a second phase drilling program.  First, we expect to incur costs associated with further geochemical and geophysical studies of our Carico Lake Valley Property undertaken by a Geologist and a field assistant including their travel and camp costs. We plan to prepare geochemical samples and have them sent to a laboratory for analysis; we also expect to incur costs associated with the collection, compilation and digitizing of the geophysical data. Second, if the geochemical and geophysical exploration program produces satisfactory results we expect to carry out a reverse circulation drill program on the Carico Lake Valley Property.

There is no guarantee that we will be able to secure such additional financing or that any financing available will be on terms acceptable to us.  Any additional offerings of our stock will dilute the holdings of our then-current shareholders.  If alternative sources of financing are insufficient or unavailable, we will be required to modify our growth and operating plans in accordance with the extent of available funding.  At the present time, we do not intend to obtain any debt financing from a pending institution.  If necessary, Mr. Baessato or other shareholders may agree to loan funds to the Company, although there are no formal agreements with Mr. Baessato, or any other shareholder, to do so.  If we are required to obtain debt financing, we may need to divert funds to make payments of interest and/or principal owed on the debt.  Debt financing could subject our operations to restrictions imposed by the lender, hindering our ability to operate in the manner best determined by our management and/or Board of Directors, with the potential that such restrictions could impede or prevent our growth and/or negatively impact the funds available for operations.

If we are unable to raise further funds the Company will go out of business and you may lose your investment.

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We Have A Very Limited History Of Operations And We Lack Operating Revenue Which May Cause Our Business To Fail Which Will Result In You Losing Your Investment.

We were incorporated on August 26, 2011. Since the Company's principal activities to date have been primarily limited to organizational activities, and acquiring a property with potential for developing a drilling program, Valmie Resources, Inc. has earned no revenues. The Company has a net loss and deficit accumulated during this development stage through May 31, 2012 of $42,715 . Furthermore, the nature of the Exploration business is that funds must be continually raised to carry out exploration and keep the company solvent and in business. There is limited operating history upon which to base an assumption that the Company will be able to achieve its business plans.

We cannot guarantee that we will be successful in raising sufficient funds in the future. Failure to raise capital will eventually cause us to suspend or cease operations which could cause a Prospective Investor to lose his or her entire investment.

We Are An Exploration Stage Company And There is No Guarantee That We Will Be Successful In Implementing Our Business Plan, Which Could Harm Our Company, and You Could Lose Your Investment.

The Company is in its initial stages of exploration with no income.  We have only limited management personnel and we are still engaged in structuring our operations.  We have a limited operating history that can be evaluated by Prospective Investors.  Our operations are subject to all of the risks inherent in the establishment of a new business enterprise. There can be no assurance that future operations will ever be profitable.  Revenues and profits, if any, will depend upon various factors, including our ability to successfully find, acquire, and bring into production economically viable precious metal properties.  General economic conditions such as the spot price of the minerals found will play a large part in determining the economic viability of any mining property and are constantly changing.  There can be no assurance that we will achieve our projected goals or accomplish our business plans; and such failure could have a material adverse effect on us and the value and price of our securities.

If Mr. Baessato, Our Sole Officer And Director, Should Resign Or Die We Will Not Have An Officer Or Director. This Could Result In Our Operations Suspending, And You Could Lose Your Investment.

We are extremely dependent on the services of our sole officer and director, Mr. Baessato, for the future success of our business. The loss of the services of Mr. Baessato could have an adverse effect on our business, financial condition and results of operations. If he should resign of die we will not have a director, president, secretary or treasurer. If that occurred, until we find another person to replace him, our operations could be suspended. In that event, it is possible you could lose most if not all of your investment.

Because Our Sole Director and Officer Has Limited Experience In The Mineral Exploration Industry We Will Be Forced To Rely On Consultants. If The Company Is Unable To Find And Retain Competent Consultants In The Mineral Exploration Industry We Will be Unable To Complete Our Business Plan, And You Could Lose Your Investment.

Because Mr. Baessato has limited experience in exploration of mineral deposits; Mr. Baessato will be forced to find and retain consultants experienced in the exploration and mining industry to: (i) assist him in determining which properties to stake, purchase, option, or lease; (ii) assist him in obtaining the geological, and other, evidence to make decisions on whether or not to proceed with further exploration of the properties; and (iii) assist him in determining whether the property should be brought to the point of preparing a feasibility study to determine if the property can be put into production economically. Geologists, geophysicists, drilling professionals, metallurgical engineers, mining engineers, logistical specialists, environmental and permitting specialists; as well as, possibly in the future, civil, construction and maintenance engineers and others will be required by the Company. At this time the Company does not retain the services of any of these professionals. In order to execute our business plan Mr. Baessato will be required to find, contract with, give direction to, oversee the work of, and accept, reject, or request changes to the final work of a number of consultants at the same time.

The inability of Mr. Baessato to find and retain competent consultants in the mineral exploration and mining industry would have material adverse effects on the continued operational viability of the Company, and the value and price of the Company’s securities.

Because Our Sole Officer And Director Owns 70.85% Of Our Issued And Outstanding Common Stock, He Could Make And Control Corporate Decisions That May Be Disadvantageous To Minority Shareholders.

Our sole officer and director, Mr. Mauro Baessato, owns 70.85% of the issued and outstanding shares of our common stock. Accordingly, he will be able to determine the outcome of all corporate transactions or other matters that require shareholder approval, including but not limited to, the election of directors, mergers, consolidations, and the sale of all or substantially all of our assets. He will also have the power to prevent or cause a change in control. The interests of our sole officer and director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Because Our Sole Officer and Director Has Other Business Interests, He May Not Be Able Or Willing To Devote A Sufficient Amount Of His Time To Our Business Operations, Causing Our Business To Fail, And You Could Lose Your Investment.

Valmie Resources, Inc. has no employees and is being operated by its sole Director, President, Secretary and Treasurer Mr. Mauro Baessato. Mr. Baessato currently makes all the final decisions regarding the acquisition, exploration and development of properties in which the Company will invest.

The Company is wholly dependent, at the present, upon the personal efforts and abilities of Mr. Baessato who will exercise control over the day to day affairs of the Company, and who is engaged in other activities, and devotes limited time to the Company’s activities.  This situation will continue until the Company’s business warrants and the Company is able to afford an expanded staff.  There can be no assurance given that the Company’s exploration efforts will be successful; and thus, enable the Company to raise the funds necessary to employ all essential personnel on a full time basis nor that the Company’s proposed operations will prove to be profitable.  The Company will continue to be highly dependent on the continued services of its executive officer. A reduction or loss of the services of Mr. Baessato could have a material adverse effect on the Company’s operations.  As Mr. Baessato is involved in other business opportunities, we may face a conflict in his selecting between Valmie Resources, Inc. and his other business interests.  We have not formulated a policy for the resolution of such conflicts.  If we lose Mr. Baessato to other pursuits without a sufficient warning we may, consequently, go out of business. Investors could lose their full investment if this happened.

7

We May Be Unable To Grow Our Business At An Acceptable Pace, Or May Not be Able to Effectively Manage any Actual Growth. Your Investment In The Company Could Be Materially Reduced.

We may not be able to adequately finance the complete implementation of our business plan. We may not be able to locate any commercially feasible amounts of minerals.  Even if such amounts of minerals are located we may not be able to extract sufficient amounts of minerals. Furthermore, we may not be able to generate sufficient revenues from any minerals we are successful in extracting.  Our inability to accomplish any of our goals, as set forth in our business plan, may have a negative effect on our ability to adequately grow our business, which would in turn likely have a negative affect on the ability of any Prospective Investor to realize any financial benefit from their investment in the Company. You may lose your investment.

If we are unable to effectively manage our anticipated growth, our business, financial results and financial condition will be materially and adversely affected.  We anticipate that we will proceed with the development of a geochemical and geophysical program on the Company’s sole property, the Carico Lake Valley Property, located in Lander County, Nevada.  This will place a strain on our managerial, operational, and financial resources.  We will initially use outside consultants and specialists to provide geological and geophysical studies, as well as other professions, until such persons are required on a full-time or ongoing basis.  Our future employment of personnel is dependent on the number, and quality, of properties we obtain. There can be no assurance that we will be able to effectively manage our exploration and development programs, or that the exploration programs will produce satisfactory results. If we do meet our business goals as laid out in the Company’s business plan, and we are successful in locating an economically viable deposit – growth will be rapid and the Company will be put under a tremendous strain. Our inability to effectively manage our future growth will have a material adverse affect on the Company and on any potential investor’s investment in the Company.

We Have No Experience As A Public Company.

We have never operated as a public company. Although our sole director and officer has served on the board of directors of three other Over-The-Counter Bulletin Board, S.E.C. regulated public companies we have limited experience in complying with the various rules and regulations, which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

We May Be Subject To Government Laws And Regulations Particular To Our Operations – Environmental Laws and Regulations - With Which We May Be Unable To Comply.

We may not be able to comply with all current and future government environmental laws and regulations which are applicable to our business.  Our business operations are subject to all government regulations normally incident to conducting business: occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation, income tax and social security laws and regulations, consumer safety laws and regulations, and most importantly environmental laws and regulations. In addition, we are subject to laws and regulations regarding the development of mineral properties in Nevada, USA. We are also subject to governmental laws and regulations applicable to small public companies and their capital formation efforts.

The Company is engaged in mineral exploration and is accordingly exposed to environmental risks associated with mineral exploration and mining activity.  The Company is currently in the initial exploration stages on its property interests and has not determined whether significant site reclamation costs will be required in the future. Although we will make every effort to comply with all applicable laws and regulations, we can provide no assurance of our ability to deal with evolving environmental attitudes and regulations, nor can we predict the effect of any future changes to environmental regulations on our proposed business activities. The Company would only record liabilities for site reclamation when reasonably determinable and when such costs can be reliably quantified. Compliance with environmental regulations may be expensive and burdensome on the Company.

Our failure to comply with material regulatory requirements would likely have an adverse effect on our ability to conduct our business. The expenditure of substantial sums on environmental matters will have a materially negative effect on our ability to implement our business plan and grow our business and could result in our cessation of active business operations and the loss of your investment.

The recently enacted JOBS Act will allow us to postpone the date by which we must comply with some of the laws and regulations intended to protect investors and to reduce the amount of information we provide in our reports filed with the SEC, which could undermine investor confidence in our company and adversely affect the market price of our common stock.

For so long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various requirements that are applicable to public companies that are not “emerging growth companies” including:

•         the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

•         the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and some of the disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer;

•         the requirement to provide detailed compensation discussion and analysis in proxy statements and reports filed under the Securities Exchange Act of 1934, and instead provide a reduced level of disclosure concerning executive compensation; and

•         any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

We may take advantage of these exemptions until we are no longer an “emerging growth company.” We would cease to be an “emerging growth company” upon the earliest of: (i) the first fiscal year following the fifth anniversary of this offering; (ii) the first fiscal year after our annual gross revenues are $1 billion or more; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities; or (iv) as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

Although we are still evaluating the JOBS Act, we currently intend to take advantage of some, but not all, of the reduced regulatory and reporting requirements that will be available to us so long as we qualify as an “emerging growth company.” For example, we have irrevocably elected not to take advantage of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Our independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as we qualify as an “emerging growth company,” which may increase the risk that weaknesses or deficiencies in our internal control over financial reporting go undetected. Likewise, so long as we qualify as an “emerging growth company,” we may elect not to provide you with certain information, including certain financial information and certain information regarding compensation of our executive officers, that we would otherwise have been required to provide in filings we make with the SEC, which may make it more difficult for investors and securities analysts to evaluate our company. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile and may decline.

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The Exploration and Mining Industry is highly competitive, and we are at a disadvantage since many of our competitors are better funded.

Discovering and exploring a mineral prospect is highly speculative.  There are many companies in this industry which are already established and who are better financed and/or who have closer working relationships with productive mining companies which places our firm at a competitive disadvantage.  The goal of the Company will be to explore the Carico Lake Valley Property to the point where more established, larger mining companies will enter into an agreement with us to move the property into production, or, we are able to sell the property at a significant profit.

The Company will compete against more established exploration firms, many with significantly greater financial resources than the Company. Hundreds of junior exploration companies are already publicly listed in the US and Canada. Competition to raise funds for exploration is high. The more established the company and the more thoroughly explored the property the easier it is to raise funds. Properties that are well explored, with known mineralization, find it easier to raise funds than newer, less explored, properties with little visible mineralization. Valmie is not well known and the CLV property is not well explored. If we are unable to raise sufficient funds to keep the Company liquid and carry out our business plan you may lose your investment.

Any Additional Funding We Arrange Through The Sale Of Our Common Stock Will Result In Dilution Of Existing Shareholders.

We must raise additional capital in order for our Company to complete its business plan. We are not raising any money in this offering. Our most likely source of additional funding will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders’ interests in our Company to be diluted. Such dilution may effect the value of the Investors’ shares.

There Is No Current Trading Market For Our Securities. We Cannot Guarantee That An Active Trading Market Will Develop For Our Common Stock. If A Market Does Not Develop, Shareholders May Be Unable To Sell Their Shares.

There is currently no public market for our common stock and there can be no assurance that a regular trading market will ever develop or that, if developed, it will be sustained. We plan to apply for quotation of our common stock on the Over-The-Counter Bulletin Board upon the effectiveness of this Registration Statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the Over-The-Counter Bulletin Board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders will find it impossible to recoup their initial investment in the Company.

Our Shares Of Common Stock Are Subject To The "Penny Stock" Rules Of The Securities And Exchange Commission, And The Trading Market In Our Securities Will Thus Be Limited, Which Will Make Transactions In Our Stock Cumbersome and May Reduce The Value Of An Investment In Our Stock.

The shares being offered are defined as a “penny stock” under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practices and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

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We are reliant on our sole officer and Director

Our Chief Executive Officer, and President, Mauro Baessato, currently makes all the final decisions regarding the acquisition, development and exploration of properties in which the Company will invest.  In particular, Mr. Baessato makes the decisions regarding: (i) whether to stake, purchase, or option, a certain property; (ii) whom would be retained to do a geological survey to ascertain the property’s viability; and (iii) whether a property should be designated as a property in which to expend exploration dollars.

The Company is wholly dependent, at the present, upon the personal efforts and abilities of Mr. Baessato who will exercise control over the day to day affairs of the Company, and is engaged in other activities, and devotes limited time to the Company’s activities.  This situation will continue until the Company’s business warrants and the Company is able to afford an expanded staff.  There can be no assurance given that the Company’s exploration efforts will be successful; and thus, enable the Company to raise the funds necessary to employ all essential personnel on a full time basis nor that the Company’s proposed operations will prove to be profitable.   Once our company is fully-operational, we will be highly dependent on the continued services of its executive officer, and a number of other consultants to assist with our exploration plans .  Loss of the services of one or more of these individuals could have a material adverse effect on the Company’s operations.  As Mr. Baessato is involved in other business opportunities, we may face a conflict in his selecting between Valmie Resources, Inc. and his other business interests.  We have not formulated a policy for the resolution of such conflicts.  If we lose Mr. Baessato to other pursuits without a sufficient warning we may, consequently, go out of business.

Other Risks Relating To The Common Stock.

A significant portion of our outstanding shares will be free trading after this Offering and, if sold in large quantities, may adversely affect the market price for our common stock.

The Board Of Directors Could Issue Stock To Prevent A Takeover By An Acquirer Or Shareholder Group Which Will Result in Dilution to Existing Shareholders.

The Company's authorized but unissued capital stock consists of 95,060,000, shares of common stock.  There are no shares of preferred stock issued or authorized.  One effect of the existence of authorized but unissued capital stock may be to enable the  board of directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management.  If, in the due exercise of its fiduciary obligations, for example, the board of directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by treating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors , by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The Company does not contemplate any additional issuances of common stock for this purpose at this time.  However if such “super-voting” stock were to be issued it would have a materially adverse effect on the aggregate voting power of the then existing shareholders of the Company.

10

We Could Offer Warrants, Options And Debentures And Dilute Holdings Of Investors.

As of July 25 , 2012, there are no outstanding warrants or options to purchase common stock of the Company.  Should the Company choose to offer incentive options to its key employees, the existence of these options may hinder our future equity offerings, and the exercise of these options would further dilute the interests of all of our then existing shareholders.  Future resale of the shares of common stock issuable on the exercise of warrants and/or options may have an adverse effect on the prevailing market price of our common stock.  Furthermore, the holders of warrants and/or options may exercise them at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us. This will dilute existing shareholders' interest in the Company.

Additional Shares Of Common Stock May Be Issued Without Shareholder Approval Which Will Result In Dilution To Existing Shareholders.

Valmie Resources, Inc. has authorized capital of 100,000,000 shares of common stock, par value $0.001 per share, and no shares of preferred stock.  As of July 25 , 2012 , there were 4,940,000 shares of common stock issued and outstanding. Our board of directors has authority, without action or vote of our shareholders, to issue all or part of the authorized but unissued shares.  Any issuance of shares described in this paragraph will dilute the percentage ownership of our then existing shareholders and may dilute the book value of the common stock.

The Company Does Not Expect To Pay Dividends In The Foreseeable Future.

To date we have not paid, nor do not plan to pay in the foreseeable future, dividends on our common stock, even if we become profitable.  Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to shareholders.  Prospective Investors will likely need to rely on an increase in the price of Valmie Resources, Inc. stock to profit from his or her investment.  There are no guarantees that any market, for our common stock, will ever develop or that the price of our stock will ever increase. If Prospective Investors purchase Shares pursuant to this Offering, they must be prepared to not be able to liquidate their investment and/or lose their entire investment.

11

Use of Proceeds

Proceeds from the sale of shares of Common Stock being registered hereby will be received directly by the Selling Stockholders. Accordingly, we will not receive proceeds from the resale of the Common Stock described in this Prospectus.

Determination of Offering Price

The Offering Price of the Shares has been determined arbitrarily. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. Accordingly, the Offering price should not be considered an indication of the actual value of our securities.

Dilution

Since no new shares are being issued as a result of this Offering, there will be no dilution to the current shareholders.

Selling Shareholders

The following table sets forth the names of the Selling Shareholders, the number of shares of common stock owned beneficially by each of the Selling shareholders as of July 25 , 2012 , the number of Shares which may be offered for resale pursuant to this Prospectus and the number of shares of common stock owned beneficially by each of the Selling Shareholders after the Offering. No Selling shareholder has any affiliation with Valmie Resources, Inc. or our officers, directors, promoters or principal shareholders.

The Selling Shareholders are offering hereby a total of up to 1,440,000 shares of our common stock. The following table sets forth certain information with respect to the Selling Shareholders as of July 25 , 2012 .

The following table has been prepared on the assumption that all the shares of common stock offered under this Prospectus will be sold.

Name of Beneficial Owner of Common Shares Offered for Sale in this offering	Number of Shares Held Prior to Offering	Maximum Number of Common Shares Offered for Sale in this Offering	Number of Shares at Close of Offering

Donovan Ernest	40,000	40,000	Nil

Oneil Beckford	40,000	40,000	Nil

Christopher St Hill	40,000	40,000	Nil

Donekia Jackson	40,000	40,000	Nil

Jennifer Green	40,000	40,000	Nil

Sherwin Emmanuel	40,000	40,000	Nil

Daniel Townson	40,000	40,000	Nil

Jodwey Hemmings	40,000	40,000	Nil

Errol Turner	40,000	40,000	Nil

Chantell Johnson	40,000	40,000	Nil

Kerresha Barnett	40,000	40,000	Nil

Marvin Mathews	40,000	40,000	Nil

Cresha Ishmael	40,000	40,000	Nil

Christen Sterliny	40,000	40,000	Nil

Kimone Jones	40,000	40,000	Nil

Martel Williams	40,000	40,000	Nil

Marvin Spence	40,000	40,000	Nil

Delores Sterling	40,000	40,000	Nil

Tessa Charley	40,000	40,000	Nil

Eric Manning	40,000	40,000	Nil

Jelani Mitchell	40,000	40,000	Nil

Patrick Reid	40,000	40,000	Nil

Steve Morgan	40,000	40,000	Nil

Lidwinna Emmanuel	40,000	40,000	Nil

Hoshana Calliste	40,000	40,000	Nil

Egor Kvznetsov	40,000	40,000	Nil

Mellisa Brown	40,000	40,000	Nil

Jason Fredrick	40,000	40,000	Nil

Brandon Thompson	40,000	40,000	Nil

Jermaine Lincoln	40,000	40,000	Nil

Eustence Emmanuel	40,000	40,000	Nil

Alicia Emmanuel	40,000	40,000	Nil

Nadine Bennette	40,000	40,000	Nil

Jennifer Mansi	40,000	40,000	Nil

Jerome Bennett	40,000	40,000	Nil

Mellissa Blackwell	40,000	40,000	Nil

12

Plan of Distribution

There is currently no public trading market for the Company’s common Stock. Until such time as a market does develop, Selling Shareholders will sell their shares at $0.10 per share. If the Company’s common stock is listed or quoted in a public Exchange, or other such market, Selling Shareholders will then sell their shares at market prices. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling  Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of our securities. The Selling Shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares.

The Selling Shareholders may effect such transactions by selling common stock directly to purchasers or to, or through, broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The Selling Shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided it meets the criteria and conforms to the requirements of such Rule.

Description of Securities to be Registered

General

The following description of the capital stock of the Company and certain provisions of the Company's Articles of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of the Articles of Incorporation and Bylaws.

The Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, with a par value of $0.001. The holders of the Shares:

(a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company;

(b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company;

(c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and

(d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

These securities do not have any of the following rights:

(a) cumulative or special voting rights;

(b) preemptive rights to purchase in new issues of Shares;

(c) preference as to dividends or interest;

(d) preference upon liquidation; or

(e) any other special rights or preferences.

In addition, the shares of common stock are not convertible into any other security. There are no restrictions on dividends under any loan, other financing arrangements or otherwise. As of the date of this Prospectus, the Company had 4,940,000 shares of common stock outstanding.

13

Non-Cumulative Voting

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the Company's directors. Mr. Mauro Baessato, the Company’s sole officer owns 3,500,000 common shares which, at this time, account for 70.85% of the Company’s voting stock.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to the holders of shares of our common stock upon the liquidation, dissolution or winding up of the affairs of the Company. Except as described herein, no pre-emptive, subscription, or conversion rights pertain to our common stock and no redemption or sinking fund provisions exist for the benefit thereof.

As a consequence of his ownership of our common stock, the current Director, President, Secretary and Treasurer of the Company, Mauro Baessato, will continue to control a majority of the voting power of the Company and, accordingly, will be able to elect all of the Company's directors.

Preferred Stock

There are no preferred shares authorized or issued.

Employee Stock Option Plan

The Company has not adopted any kind of stock option plan for its employees.

14

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Dean Law Corp. has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus have been audited by Child, Van Wagoner & Bradshaw, PLLC Independent Certified Public Accountants to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

General

Valmie Resources, Inc. was incorporated in the State of Nevada on August 26, 2011, with operations principally based in Nevada, USA. The Company has no subsidiaries. We are a mineral exploration company exploring for precious metals, that is, gold and silver targets. We maintain mailing and executive offices at 9190 Double Diamond Parkway, Reno, Nevada 89521, and our telephone number is (775) 345-3447 . Our registered office is located at 1000 East William Street, Suite 204. Carson City, Nevada 89701.

We are a mineral exploration company. We seek to explore our mineral interests on the Carico Lake Valley Property located in Lander County, Nevada.  We will be exploring the Carico Lake Valley Property in phases. Our first proposed work program is set out in detail under the Plan of Operation section.

There is no assurance that a commercially viable mineral deposit exists on our property. Extensive exploration will be required before we can make a final evaluation as to the economic and legal feasibility of any potential deposit which might be located on the property.

15

Definition of Mining Terms

Ag - Silver

Amortization - The gradual and systematic writing off of a balance in an account over an appropriate period.

Amphibolite - A gneiss or schist largely made up of amphibole and plagioclase minerals.

Anomaly - Any departure from the norm which may indicate the presence of mineralization in the underlying bedrock.

As - Arsenic

Assay - A chemical test performed on a sample of ores or minerals to determine the amount of valuable metals contained.

Assessment work - The amount of work, specified by mining law that must be performed each year in order to retain legal control of mining claims.

Au - gold

Base metal - Any non-precious metal (e.g. copper, lead, zinc, nickel, etc.).

Bedding - The arrangement of sedimentary rocks in layers.

Biotite - A platy magnesium-iron mica, common in igneous rocks.

BLM – means the Bureau of Land Management, US Department of the Interior.

Chalcopyrite - A sulphide mineral of copper and iron; the most important ore mineral of copper.

Chip sample - A method of sampling a rock exposure whereby a regular series of small chips of rock is broken off along a line across the face.

Claim - A portion of land held either by a prospector or a mining company. In Canada, the common size is 1,320 ft. (about 400 m) square, or 40 acres (about 16 ha).

Clay - A fine-grained material composed of hydrous aluminum silicates.

Cleavage - The tendency of a mineral to split along crystallographic planes.

16

Contact - A geological term used to describe the line or plane along which two different rock formations meet.

Contact metamorphism - Metamorphism of country rocks adjacent to an intrusion, caused by heat from the intrusion.

Country rock - Loosely used to describe the general mass of rock adjacent to an orebody. Also known as the host rock.

Crosscut - A horizontal opening driven from a shaft and (or near) right angles to the strike of a vein or other orebody.

DDH – means a diamond drill hole.

Diamond Drill – means a machine designed to rotate under pressure, using an annular diamond studded cutting tool to produce a more or less continuous cylindrical sample (core) of the material that is drilled.Development - Underground work carried out for the purpose of opening up a mineral deposit. Includes shaft sinking, crosscutting, drifting and raising.

Diorite - An intrusive igneous rock composed chiefly of sodic plagioclase, cornblende, biotite or pyroxene.

Drift - A horizontal underground opening that follows along the length of a vein or rock formation as opposed to a crosscut which crosses the rock formation.

EM – means an electromagnetic geophysical survey method.

Exploration - Prospecting, sampling, mapping, diamond drilling and other work involved in searching for ore.

Face - The end of a drift, crosscut or stope in which work is taking place.

Felsic - Term used to describe light-colored rocks containing feldspar, feldspathoids and silica.

Fracture - A break in the rock, the opening of which allows mineral-bearing solutions to enter. A "cross-fracture" is a minor break extending at more-or-less right angles to the direction of the principal fractures.

Geochemistry - The study of the chemical properties of rocks.

Geology - The science concerned with the study of the rocks which compose the Earth.

Gneiss - A layered or banded crystalline metamorphic rock, the grains of which are aligned or elongated into a roughly parallel arrangement.

Greenstone belt - An area underlain by metamorphosed volcanic and sedimentary rocks, usually in a continental shield.

G/T – means grams per (metric) tonne.

Hg - Mercury

Host rock - The rock surrounding an ore deposit.

Igneous rocks - Rocks formed by the solidification of molten material from far below the earth's surface.

Intrusive - A body of igneous rock formed by the consolidation of magma intruded into other rocks, in contrast to lavas, which are extruded upon the surface.

Km – Means kilometers.

Lava - A general name for the molten rock ejected by volcanoes.

Lens - Generally used to describe a body of ore that is thick in the middle and tapers towards the ends.

Limestone - A bedded, sedimentary deposit consisting chiefly of calcium carbonate.

Lode - A mineral deposit in solid rock.

M – Means meters.

Mafic - Igneous rocks composed mostly of dark, iron- and magnesium-rich minerals.

Magma - The molten material deep in the Earth from which rocks are formed.

Magnetic survey - A geophysical survey that measures the intensity of the Earth's magnetic field.

17

Metamorphic rocks - Rocks which have undergone a change in texture or composition as the result of heat and/or pressure.

Metamorphism - The process by which the form or structure of rocks is changed by heat and pressure.

Mineral - A naturally occurring homogeneous substance having definite physical properties and chemical composition and, if formed under favorable conditions, a definite crystal form.

Mineralization – Means a natural aggregation of one or more minerals, which has not been delineated to the extent that sufficient average grade or dimensions can be reasonably estimated or called a “deposit” or “Ore”. Further exploration or development expenditures may or may not be warranted by such an occurrence depending on the circumstances.

Net smelter return - A share of the net revenues generated from the sale of metal produced by a mine.

Option - An agreement to purchase a property reached between the property vendor and some other party who wishes to explore the property further.

Ore - A mixture of ore minerals and gangue from which at least one of the metals can be extracted at a profit.

Orebody - A natural concentration of valuable material that can be extracted and sold at a profit.

Ounce – troy ounces precious metal.

Outcrop - An exposure of rock or mineral deposit that can be seen on surface, that is, not covered by soil or water.

Plug - A common name for a small offshoot from a large body of molten rock.

Plutonic - Refers to rocks of igneous origin that have come from great depth.

PPB – concentration of an element measured in parts per billion.

PPM – concentration of an element measured in parts per million.

 “Grams per tonne” – concentration of an element equivalent to parts per million

Pyrite - A yellow iron sulphide mineral, normally of little value. It is sometimes referred to as "fool's gold".

Pyrrhotite - A bronze-colored, magnetic iron sulphide mineral.

Quartz - Common rock-forming mineral consisting of silicon and oxygen.

Quartzite - A metamorphic rock formed by the transformation of a sandstone by heat and pressure.

Reclamation - The restoration of a site after mining or exploration activity is completed.

Resource - The calculated amount of material in a mineral deposit, based on limited drill information.

Rock - Any natural combination of minerals; part of the earth's crust.

Royalty - An amount of money paid at regular intervals by the lessee or operator of an exploration or mining property to the owner of the ground. Generally based on a certain amount per tonne or a percentage of the total production or profits. Also, the fee paid for the right to use a patented process.

Sample - A small portion of rock or a mineral deposit taken so that the metal content can be determined by assaying.

18

Sampling - Selecting a fractional but representative part of a mineral deposit for analysis.

Sandstone - A sedimentary rock consisting of grains of sand cemented together.

Sb - Antimony

Schist - A foliated metamorphic rock the grains of which have a roughly parallel arrangement; generally developed by shearing.

Sedimentary rocks - Secondary rocks formed from material derived from other rocks and laid down under water. Examples are limestone, shale and sandstone.

Shaft - A vertical or inclined excavation in rock for the purpose of providing access to an orebody. Usually equipped with a hoist at the top, which lowers and raises a conveyance for handling workers and materials.

Shale - Sedimentary rock formed by the consolidation of mud or silt.

Shear or shearing - The deformation of rocks by lateral movement along innumerable parallel planes, generally resulting from pressure and producing such metamorphic structures as cleavage and schistosity.

Shear zone - A zone in which shearing has occurred on a large scale.

Silica - Silicon dioxide. Quartz is a common example.

Siliceous - A rock containing an abundance of quartz.

Sill - An intrusive sheet of igneous rock of roughly uniform thickness that has been forced between the bedding planes of existing rock.

Silt - Muddy deposits of fine sediment usually found on the bottoms of lakes.

Spot price - Current delivery price of a commodity traded in the spot market.

Stope - An excavation in a mine from which ore is, or has been, extracted.

Strike - The direction, or bearing from true north, of a vein or rock formation measure on a horizontal surface.

Strike Length – Means the longest horizontal dimension of a body or zone.

Sulphide - A compound of sulphur and some other element.

Trench - A long, narrow excavation dug through overburden, or blasted out of rock, to expose a vein or ore structure.

Tuff - Rock composed of fine volcanic ash.

USGS – Means the United States Geological Survey.

Vein - A fissure, fault or crack in a rock filled by minerals that have travelled upwards from some deep source.

Volcanic rocks - Igneous rocks formed from magma that has flowed out or has been violently ejected from a volcano.

Zone - An area of distinct mineralization.

19

PROPERTY DESCRIPTION AND LOCATION

Photo 1: View from the area of the MAG claims northwest towards the PRO claim group.

The Carico Lake Valley (CLV) Property is located in central Nevada, in Lander County, approximately 90 km south of the town of Battle Mountain. Located in Tier 23 North and Range 44 East of the Mount Diablo Base and Meridian, the Property is comprised of two separate claim blocks, the “PRO” claim block which consists of 24 unpatented claims located in Sections 9, 10, and 16, and the four unpatented “MAG” claims, located in Section 22 of the same township. An unpatented claim gives the owner of the claim the legal right to the subsurface minerals contained within the claim area. A patented claim gives the owner of the claim ownership of the surface as well as the mineral rights . See Figure 3 on Page 28 of this report for a location map of these claims. A listing of all claims is made on page 29. The center of the property is at approximately 39° 52' 15” North, 117° 01' 30” West. In the Universal Transverse Mercator (UTM) system, this point is at approximately 498200 m East, 4413250 m North, Zone 11 in the UTM grid system, 1983 North American Datum. The total area of the Property is approximately 575 acres or 232 hectares.

20

Figure 1 - Location Map: State of Nevada

21

Figure 2 - Regional Location Map: Lander County, Nevada

22

The Joe Eason Mtn. and Manhattan Mtn. NE 7 1/2’, 1:24,000 scale topographic map sheets of the United States Geological Survey cover the Property. These 7 1/2’ topographic map sheets fall within the Edwards Creek Valley 1:100,000 topographic sheet of the USGS. The property is comprised entirely of unpatented mining claims which can be located on land with mineral rights owned by the Government of the United States under the Mining Law of 1872 and Title 46, Chapter 517 of the Nevada Revised Statutes. All of the claims are located on land with federally owned surface. By law, each claim may be a maximum of 600 feet (182.9 m) by 1500 feet (457.2 m) in dimension, which is 20.66 acres (8.37 hectares) in size. The corners of these claims are marked by nominal 2” by 2” wooden posts four feet long and were located using both GPS and compass and chain. GPS points were taken at all post locations of the PRO claims. The MAG claims were located before GPS units were accurate enough to locate claim posts and so were staked by compass and chain from a known point, the summit of Hill 6025. By law, in the event of a dispute over the actual location of a claim, the position of the claim post on the ground will rule, not any map or description thereof.

Under the Federal Land Policy and Management Act of 1976, the U.S. Bureau of Land Management has administrative responsibility for unpatented lode mining claims. An annual rental fee (currently US $140/claim/year or US $3920/year for 28 claims) must be paid to the BLM prior to the end of the assessment year, September 1, to maintain the validity of these claims. In addition, an affidavit attesting to such payment should be recorded with Lander County before November 1 of the same year in which payment was made. The fee for this filing is currently $10.50 per claim, but is subject to change.

Underlying Agreements

On September 30, 2011 Valmie Resources, Inc. entered into an Option Agreement with Promithian Mining (Nevada), Inc. that would provide for the purchase of a 100% interest in the PRO #1-24 claims and the MAG #3-6 claims: otherwise known as the Carico Lake Valley Property.

To complete the Option, the Agreement requires the Company to make the following cash payments and incur the following amounts on exploration.

A)

$15,000 cash on September 30, 2011 which has been paid.

B)

An additional $30,000 cash on September 30, 2012;

C)

An additional $60,000 cash on September 30, 2013;

D)

An additional $120,000 cash on September 30, 2014 and

E)

Incur a minimum of $125,000 on exploration work by December 31, 2012 and every subsequent year thereafter, through 2014.

Upon the payment of the $ 225,000 cash payments title to 100% of the property will be transferred to the optionee (Valmie).

The Company is responsible for any and all property payments due to any government authority on the property during the terms of the Option Agreement.

The property is subject to a 6% Net Smelter Royalty. The Company has the right to purchase 3%, half of the 6% NSR, for a one time payment of $5,000,000 at any time until the tenth anniversary of the Option Agreement.

23

Permitting

In general, in Nevada, no government permits are required on mining claims for exploration activities which do not involve the use of powered equipment. Any disturbance of existing land and vegetation by powered means will generally require a permit which will specify that after work is completed land be re-contoured to original surface and be seeded with native plant species. On unpatented claims with federally-owned surface, a “Notice of Intent” must be filed with the BLM for all activities involving the disturbance of five acres (two hectares) or less of the surface. A Notice of Intent will include details on the company submitting the notice, maps of the proposed disturbance, equipment to be utilized, the general schedule of operations, a calculation of the total disturbance anticipated, and a detailed reclamation plan and budget. A bond in US currency will be required to ensure reclamation and the amount will be determined by the calculated acreage disturbance. The Notice does not have an approval process associated with it but the bond calculation does have to be approved with a letter from the BLM before work can proceed. It is not necessary to file a Notice of Intent prior to work on land with privately owned surface.

Measurement of land disturbance is cumulative, and once five acres total has been disturbed on one project, a “Plan of Operations” must be filed and approved by the BLM before additional work can take place. This too requires a cash bond along with a reclamation plan.

To date, no environmental or exploration permits have been obtained by Valmie Resources, Inc.

To the best of the Company’s knowledge there are no existing environmental liabilities on the Property. A detailed environmental investigation has not been conducted.

24

CARICO LAKE VALLEY PROPERTY

Figure 3 - Claim Location Map: PRO and MAG Claims

25

BLM Mining Claim Serial #	NAME and #	COUNTY
339182	Mag #3	Lander
339183	Mag # 4	Lander
339184	Mag # 5	Lander
339185	Mag # 6	Lander
1032431	Pro # 1	Lander
1032432	Pro # 2	Lander
1032433	Pro # 3	Lander
1032434	Pro # 4	Lander
1032435	Pro # 5	Lander
1032436	Pro # 6	Lander
1032437	Pro # 7	Lander
1032438	Pro # 8	Lander
1032439	Pro # 9	Lander
1032440	Pro # 10	Lander
1032441	Pro # 11	Lander
1032442	Pro # 12	Lander
1032443	Pro # 13	Lander
1032444	Pro # 14	Lander
1032445	Pro # 15	Lander
1032446	Pro # 16	Lander
1032447	Pro # 17	Lander
1032448	Pro # 18	Lander
1032449	Pro # 19	Lander
1032450	Pro # 20	Lander

1032451	Pro # 21	Lander
1032452	Pro # 22	Lander
1032453	Pro # 23	Lander
1032454	Pro # 24	Lander

26

ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY

The CLV property is located approximately 54 miles (86 km) south of Battle Mountain, Nevada. It is located east of State Route 305, a paved road which connects Battle Mountain and Austin, Nevada. From Battle Mountain, one may drive south 60 miles (96 km) along this road, and then turn eastward onto the Iowa Canyon Ranch turnoff, which immediately crosses the Reese River, and then proceed eastward on county maintained dirt roads for about 5 miles to reach the center of the property. Alternatively, the Iowa Canyon turnoff may be reached from Austin, Nevada, from which it is 30 miles (48 km) north along State Route 305.

The climate is typical of this part of Nevada, with average summertime temperature highs of 95º Fahrenheit (35º C) and lows of 55º F (13º C). The wintertime high and low temperatures average 45º F (7º C) and 20º F (-7º C). Total annual precipitation is on the order of 10 to 15 inches (250 to 375 mm). Although the access road can become quite muddy in the spring, there are generally no significant snow accumulations and work may be accomplished throughout the year.

The Property is located at elevations between 5800 and 6000 feet (about 1750 to 1850 meters) above mean sea level. The area of the property is characterized by gently-sloping alluvial fan deposits and low hills held up by older rocks. Vegetation is largely low sagebrush and scattered native and introduced grasses. Trees are rare and quite small. Cattle ranching is carried out in the vicinity, but no other agricultural endeavor is evident in the area, due to the limited precipitation. There are no other current economic endeavors adjacent to or near the Property which is located in an area with little competing land use beyond that of mining. The terrain is such that there is almost unlimited land available for mining dumps, tailings impoundments, heap leach pads and other necessary features of an open-pit gold operation.

HISTORY

The CLV property is located in an area with limited former precious metals mining activity. A few miles to the south there are a number of fluorite prospects and at least one mine which had a small production of fluorite, mined mostly during the 1950's. During the 1960's, four diamond drill holes were drilled for molybdenum related to a Cretaceous quartz monzonite stock just south of the old fluorite prospects. Farther south in the Iowa Creek drainage, there are some prospect pits originally dug for turquoise. On Google “Earth” it appears that work consisting of trenching and drilling has more recently been done near these prospects, most likely in a search for gold. A few miles to the west of the Reese River, itself some four miles west of the property,  a few small lead-silver-copper mines and a number of barite mines and prospects are found in the Ravenswood district. The Reese River District, famous for its silver mines, is located around the town of Austin about 25 miles south in the Toiyabe Range. The nearest significant gold mines are located in the Gold Acres-Cortez District, some 40 miles to the north-northeast. There is no evidence that any gold was found near the CLV Property before the “micron-gold” exploration boom of the 1980’s.

In the early 1980's, outcrops bearing anomalous gold and trace elements were found on Hill 6025, (“Chem Hill”), located in the southeast quarter of the northeast quarter of section 22, T 23 N, R 44 E. The first claims staked for gold in the area were located by Marathon Oil in 1982.  Chem Hill and the immediate area to the south of it has come to be known as the Iowa Canyon Property. Silicified breccia with traces of gold and pathfinder elements outcrops at and near the crest of Chem Hill. Similar outcrops, also with anomalous geochemistry, are found near the top of Hill 6016, two thousand feet (600 meters) to the east-northeast of Chem Hill. A number of companies have held this area (Iowa Canyon Property, or ICP) over the years and by now a total of 51 holes, mostly vertical rotary or reverse circulation, have been drilled near these siliceous outcrops. A number of these holes intersected fairly continuous but sub-one ppm gold values.

More recently, near the MAG claim block, Chem Hill and the area to the south has been held by a succession of small exploration companies. Currently the “ICP” claims are held by Minquest,  Inc. and were optioned to TAC Gold on April 7, 2010. The TAC gold website (www.tacgold.com) now claims that their property consists of 165 unpatented mining claims.  Comparatively little work has been done to date on what is now the PRO claim block. Eight shallow “reverse circulation” holes (“ZUG Drilling)” were drilled in 1984 (See Figure 3) by Mines Management of Spokane, Washington to test exposed Valmy Formation rocks on these low hills. The deepest of these holes was drilled to 505 feet, but most were terminated at about 300 feet depth. The assays from this drilling showed widespread but low gold values, with continuous intervals up to 70 feet thick of anomalous gold, but all below 100 ppb Au. There has been no gold production from anywhere on the Carico Lake Valley Property.

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GEOLOGIC SETTING

Regional Geology

The Carico Lake Valley Property is located within the Basin and Range Province of the American West, an extensional tectonic region characterized by generally north-trending mountain ranges and intervening valleys formed by horst and graben faulting of a very complex assemblage of older rocks. The oldest rocks exposed in this area of Nevada are Cambrian in age. The Early Paleozoic geologic framework of the area is interpreted as that of a continental margin from the Cambrian Period to the Devonian. In general terms, the western part of what is now Nevada was a deep anoxic basin into which large amounts of siliceous arenites and volcaniclastic rocks were deposited. Farther east, silty limestones along with some shale and sandstone were deposited in a shallower platform and near-shore environment. During Late Devonian to Early Mississippian time, these rocks were folded and faulted during the “Antler Orogeny”. This period of deformation culminated with the “Robert Mountains Thrust” (RMT), whereby parts of the siliceous “western assemblage” were thrust eastwards over the more carbonate-rich “eastern assemblage”. The siliceous western rocks are generally referred to as the “upper-plate” or “allochthonous” rocks which have been thrust eastward and generally been emplaced above the more carbonate-rich, eastern “lower-plate” assemblage. In addition, there are numerous formations deposited during the period of thrusting, known collectively as the “Antler Sequence”, which are often caught up in the thrusting deformation itself.

In later Paleozoic time, large amounts of mostly clastic rocks, referred to as the “overlap assemblage” were deposited over these earlier formations from the mountains of the Antler Orogeny. West of the Antler Orogenic belt, generally siliceous rocks were deposited in another deep, anoxic basin and eventually, at the end of the Paleozoic Era, were thrust eastwards over the “overlap assemblage” along the Golconda thrust.

Later, during the Mesozoic Era, some carbonates and other sediments were deposited and a few granitic intrusions were emplaced, such as the Iowa Canyon Pluton exposed south of the CLV Property. During Tertiary time, there has been extensive local volcanic activity all over Nevada, with numerous centers of felsic volcanism which overlie and mask older rocks. Basaltic volcanism was then active, more recently.

Today, ongoing extension has resulted in generally north-south mountain ranges and valleys developed by alternating horst and graben structures over almost all of Nevada. This ongoing extension has been calculated to add about an acre per year to the overall area of Nevada.

The Paleozoic rocks of Nevada are known for hosting numerous “Carlin-type” gold deposits,

with mineralization mostly of Eocene age. The most favorable hosts for these rocks are the silty platform and transitional carbonates of the eastern, lower-plate assemblage, but Carlin-type deposits have been found in virtually all lithologies present in the Basin and Range. In addition,

there are numerous younger epithermal deposits associated with more recent volcanism known throughout Nevada.

In the area of the Toiyabe Range near the CLV Property, the Valmy Formation consists of quartzite, siltstone-sandstone, and lesser amounts of chert and limestone. Other rocks present nearby which could host Carlin-type mineralization include the Pennsylvanian Battle Formation, part of the Antler overlap sequence. This formation is present in places above the Valmy and the Devonian Hanson Creek Formation, which is found below the Roberts Mountain thrust in this area, directly underneath the Valmy Formation.

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Property Geology

The Carico Lake Valley Property is located in an area of low hills between the north-northeast trending Toiyabe and Shoshone Ranges, and consists of variably altered Valmy Formation sediments and younger volcanic rocks. The CLV Property is surrounded by Quaternary gravels which have been deposited into a complexly faulted Basin and Range valley formed here by downdropped fault blocks. There are outcrops of Valmy Formation arenites on Hill 6019, where the PRO claims are located, and immediately north and west of the property. Many of these outcrops show widespread silicification and have anomalous “pathfinder “element signatures, along with trace amounts of gold, as is confirmed by the consulting geologist’s audit sampling.

Hill 6025 directly off the eastern boundary of the four “MAG” claims is similarly held up by silicified and brecciated Tertiary volcanic rocks, which again show elevated trace element and near-ore-grade gold at surface. The area between the two claim blocks is covered by recent Basin and Range gravels.

It appears that this area of the Toiyabe Range is characterized by an initial north-northeast trending Basin and Range faulting event and a later superimposed North trending extension which has left a complex assemblage of low hills and valley fill. This later faulting has juxtaposed and raised an older alluvium layer to the west of the CLV Property which is now eroding into the property. In addition, the sediment load of the property has been reduced by the recent development of the Reese River which has captured a large area of eroding bedrock and covering gravels to the west. In response, the fan deposits of the CLV Property have become slightly incised due to the decreased sediment load compared to that available in earlier times.

During the 1980's a limited amount of ground magnetic and VLF-EM surveying over the covered areas was completed. The results of these surveys were not available to the consulting geologist, but it is reported verbally that they were largely inconclusive. No systematic geophysical work has yet been done to ascertain the likely depth to bedrock of covered areas surrounding the Property.

Photo 2: A telephoto view of Hill 6025 (“Chem Hill”) from the northwest.

Photo 3: Typical silicified rhyolite at top of Hill 6025 (“Chem Hill”)

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DEPOSIT TYPE

The goal of the exploration of the Carico Lake Valley Property will be to find a gold deposit of mineable grade and tonnage. The bulk of the surface of the CLV property is made up of altered Valmy Formation rocks inference as to the likely geology of the bedrock may be made from nearby outcrops. Given this inferred geology, the type of targets most likely to be found on the property can be assumed and exploration can be targeted to look for these types. The Ivanhoe  (Hollister) deposit in Elko County, NV is analogous to the CLV property. At Ivanhoe, gold/mercury deposits occur in Tertiary volcanic rocks, associated with hot spring and sinter features. Beneath the volcanics, high grade gold occurs in mineable high angle structures that have been interpreted as the feeders for the low grade surface deposits. These veins occur in Ordovician sediments similar to the Valmy Formation.

From the bedrock geology exposed on Chem Hill and Hill 6019, it appears that a good deal of the covered ground is probably underlain by the Valmy Formation, mostly made up of siliceous quartzites and siltstones, and by Tertiary volcanic rocks. The Valmy Formation hosts gold deposits at the Marigold Mine west of Battle Mountain, NV. Nearby outcrops show that the Valmy Formation on the property is immediately underlain by the Roberts Mountain Thrust (RMT) and then by the carbonate-rich Devonian Hanson Creek Formation, which hosts the Jerritt Canyon gold deposits in the Independence Range. Other outcrops show that the Battle Formation, a carbonate-rich part of the Antler overlap sequence, overlies the Valmy in places.

Given the geology and mineralization exposed on the property and nearby, it is believed that the CLV Property could host either a Carlin-type deposit or a low-sulfidation epithermal vein-type deposit.

Carlin-type (also known as sediment-hosted disseminated gold) deposits are almost unique to Nevada. Although some broadly similar deposits are found elsewhere, no other place in the world hosts anywhere near the quantity of gold in this type of deposit as has been found in the Basin and Range of Nevada. The reasons for this remain unclear, as does some of the chemistry of deposition of these deposits. The basic elements of the Carlin-type model involve pervasive structural preparation (or selective carbonate dissolution) of a host rock such that fluid flow is dispersed over a large volume of rock, a moderate-temperature mineralizing fluid active at moderate depth, and associated alteration consisting of silicification in the form of jasperoids, and widespread argillization. There is often an exposed late Mesozoic intrusion nearby, but it is usually difficult to tie the mineralization directly to the igneous activity. Geochemically, these deposits of gold are accompanied by enrichment in arsenic, antimony, mercury and sometimes thallium in the ore and surrounding rock. Haloes of these “pathfinder” elements are usually much larger than the gold deposits themselves. Although it has been found that the rocks which host the highest-grade deposits of micron gold mineralization are the carbonaceous silty limestones of the Eastern Assemblage, such as the Silurian-Devonian Roberts Mountain Formation and the Devonian Hanson Creek Formation, it has become clear that almost any lithology can host economic mineralization in this type of deposit.

In Carlin-type ores, deposition of gold in arsenical pyrite from fluids bearing gold in bisulfide complexes is characteristic as are large volumes of mineralized rock, the relative absence of gold-bearing quartz veining, and the microscopic dimension of the gold particles.

Carlin-type deposits are often difficult to find due to the alteration style of the ore and surrounding country rocks. Although the silicification stage often produces jasperoids which are quite resistant in outcrop, this stage of alteration is often barren of gold and is sometimes found a significant distance from actual ore. In addition, many jasperoids have been found in Nevada which have outstanding anomalies of trace elements but which do not seem to be associated with any gold mineralization. Other alteration associated with these gold deposits is almost all recessive in nature, which means that altered and mineralized areas are often not visible in outcrop as they are easily covered by talus and float from more resistant, unaltered country rock. Because the total effect of the alteration around a gold deposit is more recessive than resistant, these deposits are often found in areas covered by gravels or as very small outcrops in otherwise covered areas. Possible Carlin-type targets on the CLV Property include disseminated gold in the Valmy Formation such as that found at the Marigold Mine some 60 miles north. At this mine large tonnages of low-grade mineralization hosted by quartzite and other siliceous sedimentary rocks were found after years of exploration. Although these deposits average less than one gram of gold per ton, they are being mined at a profit today. In addition there is the possibility of similar mineralization hosted by the Battle Formation and/or the Hanson Creek Formation. Such a deposit could be of higher grade, as carbonate-rich host rocks usually have higher grades of ore. Any mineralization found in the Valmy could well point the way to richer deposits hosted in these more favorable rocks.

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In addition to sediment-hosted gold, the geology of the CLV Property is also permissive to host a high-grade low-sulfidation gold deposit. This type of deposit is often found as a multi-stage quartz-bearing vein fracture filling in siliceous rocks, such as the Valmy Formation. Mineralization of this type has been found at the Hollister Mine of Great Basin Gold, Inc. in the Ivanhoe district, some 90 miles to the northeast, where a number of narrow high-grade gold vein deposits have been found hosted in the Valmy Formation. Because epithermal deposits often have very limited vertical extent, evidence of deeper ore-grade mineralization is often quite subtle at the surface. Some of these deposits found in Nevada carry over one ounce of gold per ton and they can often be mined at a significant profit.

Photo 4: Silicified brecciated Valmy Formation at top of Hill 6019

MINERALIZATION

Mineralization and alteration found on the Property is indicative of a possible “Carlin-type” deposit, as it has a trace element signature of elevated arsenic, antimony and mercury, which is characteristic of almost all of the bulk-mineable gold deposits found in Nevada.

The PRO claims cover an area which hosts a number of silicified, brecciated quartzites of the Valmy Formation. This silicification is the result of hydrothermal fluids passing through the more permeable breccias, which fluids also have left concentrations of trace elments characteristic of Carlin-type mineralization. The hardness of these silicified rocks makes them resistant to erosion, and these outcrops hold up most of the hills on the Property. This same silicification makes the altered float more long-lasting than the unaltered rock, which makes it difficult to accurately assess the amount of altered rock as it does not easily weather, and so often covers larger areas than unaltered, softer rocks do. Without detailed work, it is impossible to know the true extent of these silicified bodies underneath the surface.

Likewise, the MAG claims are underlain by silicified rhyolites which are more resistant and so have formed Hill 6025, also known as “Chem Hill”. Again, these silicified rocks host an elevated trace element signature characteristic of both Carlin-type and epithermal gold deposits, consisting of arsenic, antimony, and mercury.

The data collected to date and the geological environment on the CLV Property show that the area in which the property is located is permissive for Carlin-type and for epithermal precious metals deposits. The presence of silicified outcrops bearing significant concentrations of the “epithermal suite” of trace elements is evidence of a gold mineralizing system which may have deposited greater concentrations of gold than is presently evident at the surface. It is not uncommon in Nevada for economic deposits to have a muted surface geochemical expression.

The relative proximity of the Gold acres district, the mineralized ICP property just to the south, the silicification, permissive geology, and the presence of the trace element suite commonly associated with bulk-tonnage gold deposits in Nevada all argue for more complete exploration of the property. This exploration should consist of rock and soil sampling over the PRO and MAG claims. It is thought that a CSAMT (controlled source audio-magneto telluric) survey, possibly in conjunction with a surface magnetic or gravity survey is warranted to better define potential drill targets for a possible second-phase drill program. If positive results from this proposed work are received, it is recommended that a second- phase exploration program be conducted, consisting of exploration drilling.

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Plan of Operation for The Next 12 Months

We have developed a plan of operation reflecting our business and CLV Property exploration objectives for the next 12 months and beyond. In our plan, we identify our cash requirements, to fulfill our business and exploration objectives.

Cash Requirements

BLM September 1, 2012 property payment -

$3,920

Lander County November 1st, 2012 property payment -

$294

Option Agreement September 30, 2012 property payment -

$30,000

First-Phase Exploration Program -

$82,280

Second-Phase Exploration Program -

$100,100

Overhead (accounting, audit, legal, office, etc.) -

$12,000

Total -

$228,594

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RECOMMENDED EXPLORATION BUDGET

Phase I (rock and soil geochemical survey, CSAMT survey, ground magnetic survey)

Personnel
Geologist - (10 days @ $700/day)	$7,000
Sample Technicians - (20 days @ $250/day)	$5,000
Lodging – (30 man-days @ $75/day)	$2,250
Food – (30 man-days @ $45/day)	$1,350
Trucks – (30 days@ $100/day)	$3,000

Analytical costs
Rock Samples - (150 @ $38/sample)	$5,700
Soil Samples - (200 @ $35/sample)	$7,000
Field Supplies and Shipping	$1,900

Geophysics
CSAMT Surveying - (10 crew days @ $3,000/day)	$30,000
Magnetic Surveying – (5 days @ $1,200/day)	$6,000

Data Compilation/Report Writing
Geologist – (8 days @ $700/day)	$5,600

Contingency – (10%)	$7,480

First-Phase Exploration Program Total	$ 82,280

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Phase 2 - Contingent upon Stage 1 Results

Reverse-circulation drilling depending on the results of phase 1.

Proposed Budget

Reverse-Circulation Drilling 3000ft at $27/foot	$81,000
Engineering and supervision	$6,000
Transportation, Accommodations and meals	$4,000
Sub-total	$91,000
All 10% contingencies	$9,100

Second-Phase Exploration Program Total	$100,100

Competition

The Company will compete against more established exploration firms, many with significantly greater financial resources than the Company. Hundreds of junior exploration companies are already publicly listed in the US and Canada. Competition to raise funds for exploration is high. The more established the company and the more thoroughly explored the property the easier it is to raise funds. Properties that are well explored, with known mineralization, find it easier to raise funds than newer, less explored, properties with little visible mineralization. Valmie is not well known and the CLV property is not well explored.

Many already publicly trading companies have already negotiated and received funding and today have hundreds of thousands if not millions of dollars in their corporate bank accounts. These companies have established reputations and experienced exploration staffs. However, the vast majority of these companies have more mature, and more explored, properties on which they raised their funds. They have committed to exploring known properties with already identified significant mineralization on them. Valmie’s competitive advantage is that it may identify previously ignored, or much less explored properties. These prospective, early stage, properties, like the Company’s CLV property, rarely draw the attention of larger, better financed junior exploration and mining companies until evidence is found of significant mineralization on the property. In the event that the Company does identify significant mineralization on its property, but before any mineable deposit is fully delineated, is when larger, better financed, junior exploration companies will attempt to acquire claims around our property or to take over the Company itself with a hostile takeover bid. Without a significant financing in place Valmie will be powerless to defend itself and its property from these larger companies.

Such competition could have a material adverse effect on the Company's ability to survive. Such competition may, or may not, adequately compensate investors in our common stock. See the Risk Factors section of this Prospectus.

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Government Regulation

The Company is engaged in mineral exploration and is accordingly exposed to environmental risks associated with mineral exploration activity. The Company is currently in the initial exploration stages on its property interests.

In general, in Nevada, no government permits are required on mining claims for exploration activities which do not involve the use of powered equipment. Any disturbance of existing land and vegetation by powered means will generally require a permit which will specify that after work is completed land be re-contoured to original surface and be seeded with native plant species. On unpatented claims with federally-owned surface, a “Notice of Intent” must be filed with the BLM for all activities involving the disturbance of five acres (two hectares) or less of the surface. A Notice of Intent will include details on the company submitting the notice, maps of the proposed disturbance, equipment to be utilized, the general schedule of operations, a calculation of the total disturbance anticipated, and a detailed reclamation plan and budget. A bond in US currency will be required to ensure reclamation and the amount will be determined by the calculated acreage being disturbed. The Notice does not have an approval process associated with it but the bond calculation does have to be approved with a letter from the BLM before work can proceed. While is not necessary to file a Notice of Intent prior to work on land with privately owned surface the Company’s CLV Property has federally-owned surface rights.

Measurement of land disturbance is cumulative, and once five acres total has been disturbed on one project, a “Plan of Operations” must be filed and approved by the BLM before additional work can take place. This too requires a cash bond along with a reclamation plan.

To date, no “Notice of Intent” has been filed by the Company with the BLM and no environmental or exploration permits have been obtained by Valmie Resources, Inc.

To the best of the Company’s knowledge there are no existing environmental liabilities on the Property. A detailed environmental investigation has not been conducted.

Reports to Security Holders

We will be filing this Prospectus as part of a Form S-1 filing with the SEC and will file reports, including quarterly and annual reports, with the commission pursuant to Section 12(b) or (g) of the Exchange Act. These reports and any other materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The Company files its reports electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

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LEGAL PROCEEDINGS

We are not a party to any material legal proceedings. However, from time to time we may be subject to legal proceedings and claims in the ordinary course of business. Such a claim, even if not meritorious, would result in the expenditure by us of financial and managerial resources. Our address for service of process in Nevada is 1000 East William Street, Suite 204, Carson City, 89701.

FACILITIES

The Company’s executive and administrative office is located at 9190 Double Diamond Parkway, Reno, Nevada. The Company’s phone number is: (775) 345-3447. The office is rented on a monthly basis for $ 450.00 per month. The office has a public foyer. The Company uses a small private office and has access to a six to eight person boardroom for meetings. Given the Company’s limited administrative needs and focus on exploring its CLV property the office is both adequate and suitable for our purposes, at this time. When, and if, our two phase exploration program is successful – and staff members are hired - the Company will require a larger office. Upon the completion of this offering we do not intend to establish an office elsewhere nor to acquire an ownership interest in any real estate.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for quotation of our common stock on the OTC-BB upon the effectiveness of this registration statement of which this Prospectus forms a part.  However, we can provide Investors with no assurance that our common stock will be quoted on the OTC-BB or, if quoted, that a public market will materialize.

Holders of Our Common Stock

As of the date of this Prospectus statement, we have  37 registered shareholders.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

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Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(1) we would not be able to pay our debts as they become due in the usual course of business; or

(2) our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends.  We do not plan to declare any dividends in the foreseeable future.

Rule 144 Shares

A total of 3,500,000 shares of our common stock will be available for resale to the public after March 29, 2012, in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of a company's common stock for at least six months is entitled to sell their securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (2) we are subject to the Securities Exchange Act of 1934 periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of our common stock at least six months but who are our affiliates at the time during the three months preceding the sale are subject to additional restrictions. Such person is entitled to sell within any three month period only a number of securities that does not exceed the greater of either of the following:

1.  1% of the total number of securities of the company's common stock then outstanding, which will equal 49,400 shares in our company as of the date of this prospectus; or

2. the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Provided in each case that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements.

As of the date of this Prospectus, the sole officer and director of our company holds 3,500,000 shares that may be sold pursuant to Rule 144 three months after the Company becomes subject to the Securities Exchange Act of 1934 periodic reporting requirements.

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SUMMARY FINANCIAL INFORMATION

The following is a summary of our financial information and is qualified in its entirety by our audited financial statements included elsewhere in this Prospectus.

Results of Operations for the Year ended November 30, 2011

Revenues

The Company has recorded no revenues as of November 30, 2011.

Operating and General & Administrative Expenses

Operating expenses totaling $21,421 for the period ended November 30, 2011 consisted of general and administrative expenses of $2,203, and Mining expenses of $19,218.

Income Taxes

The Company does not anticipate having to pay income taxes in the upcoming years due to our absence of net profits.

Capital and Liquidity

As of November 30, 2011, we had total current assets of $32,435 and total current liabilities of $4,456.

During the period ended November 30, 2011, the Company received $49,400 in cash from the sale of its common stock.

These proceeds from sales of stock prior to Novemebr 30, 2011 are being used for operating and general and administrative expenses to sustain the Company through its  initial setting up  stage until it receives cash from the issuance of additional common stock, or negotiates a loan.

Results of Operations for the six months ended May 31, 2012 and from inception (August 26, 2011) to May 31, 2012.

Revenues

The Company has recorded no revenues as of May 31, 2012.

Expenses

We incurred total expenses of $21,294 during the six months ended May 31, 2012, including general and administrative expenses of $1,608, professional fees of $9,686 and transfer agent fees of $10,000.  From inception (August 26, 2011) to May 31, 2012 we have incurred total expenses of $42,715, including general and administrative expenses of $3,811, mining expenses of $19,218, professional fees of $9,686 and transfer agent fees of $10,000.

Income Taxes

The Company does not anticipate having to pay income taxes in the upcoming years due to our absence of net profits.

Capital and Liquidity

As of May 31, 2012, we had total current assets of $12,780 and total current liabilities of $6,095.

During the period ended May 31, 2012, the Company did not receive any cash from the sale of its common stock.

We had cash on hand of $2,371 as of May 31, 2012. We have sufficient cash on hand to meet our short-term administrative needs only. Existing cash on hand will sustain us until August 31, 2012. In the event that these funds do not sustain us until that time the Company’s sole Director, President, Secretary and Treasurer  has agreed to provide the Company with the funds necessary to keep the Company liquid , though he is not legally obligated to do so.

The Company will require additional cash, either from stock sales, a loan or cash advances from stockholders and officers, to meet our financial needs and our goals of a two phase exploration program on our Carico Lake Valley property. The Company may not be able to obtain additional financing, either in the form of equity sales or debt and there are no guarantees that, if such financing is obtained, it will be available to us on reasonable terms. If we are able to obtain additional financing or structure strategic relationships in order to fund existing or future projects, existing shareholders will likely experience further dilution of their percentage ownership of the Company.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE FOLLOWING PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE MAY 31, 2012 AND NOVEMBER 30, 2011 FINANCIAL STATEMENTS AND THE RELATED NOTES ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "DESCRIPTION OF BUSINESS" AND ELSEWHERE IN THIS PROSPECTUS.

During the period August 26, 2011 to November 30, 2011, we obtained subscriptions for 4,940,000 shares under Regulation S to raise proceeds of approximately $49,400. The proceeds obtained from these financings have allowed us to option the Carico Lake Valley Property as well as to cover legal, accounting and audit costs associated with setting up Valmie Resources, Inc. and preparing it to file with the SEC.

The Company will need to raise additional funds within the next 12 months. Our existing funds will cover our general and administrative expenses until August 31, 2012 . Additional funds will be required to carry out the Company’s planned two phase exploration program on the Carico Lake Valley Property as well as to maintain the Company’s legal rights to the property, under the Option Agreement. The  Company expects to incur the following expenses during the next twelve months: property payment $30,000, BLM payment $3,920, County payment $294, phase 1 exploration expenses $82,280, phase 2 exploration expenses $100,100, additional general and administrative expenses from November 30, 2012 $15,000. Total expenses to be incurred during the next twelve months will total $231,594 under our plan of operation. When additional funds are required, management will seek private placement subscriptions as  well as try to negotiate a loan to the Company to supply the necessary additional proceeds to the Company.

Even if our company completes our planned initial exploration programs on the Carico Lake Valley Property and is successful in identifying a mineral deposit, the Company will be required to spend substantial additional funds on drilling and engineering studies before it can determine whether the mineral deposit is commercially viable. Currently, the Company does not have the funds required to complete a substantial drilling program and engineering studies. In the event it is unable to raise additional funds for this work, it would be unable to proceed even if significant mineralization is discovered.

Exploration on the Carico Lake Valley Property will be conducted in phases. We have not yet started Phase One of our exploration program. If Phase 1 results are sufficiently encouraging, we will proceed with exploration drilling in a Phase 2 program. Typically, exploration results which warrant Phase 2 work include:

1) Surface geochemical sample results with values that are suggestive of a mineral deposit, when considered in the context of the geologic setting of the property.

2) Geophysical anomalies that are suggestive of a mineral deposit, when considered in the context of the geologic setting of the property.

3) Interpretation of geological results that is indicative of a favorable setting for a mineral deposit.

These results are usually interpreted in conjunction with current metal-market conditions, management’s corporate goals, and the potential for Phase 2 exploration drilling to facilitate the discovery process.

Our company has incurred operating losses and will not be able to exist indefinitely without the receipt of additional operating funds. In the view of our company’s auditors, our company requires additional funds to maintain our operations and these conditions raise substantial doubt about our ability to continue as a going concern.

On September 30, 2011 the Company entered into an option agreement that provided for the purchase of a 100% interest in the Carico Lake Valley Property. The Company made an initial payment of $15,000 and will be required to make additional yearly payments of $30,000. $60,000, and $120,000. The Company is required to incur a minimum expense of $125,000 during each calendar year through 2014. The Company is responsible for any and all property payments due to any government authority in regards to the property ($3,920 and $294, per year, at this time). The Property is subject to a 6% NSR, 3% of which may be purchased by the Company for $5,000,000.

We will not be conducting any product research or development over the next 12 months. We do not expect to purchase any plant or significant equipment over the next 12 months.

The Company has no employees. We do not expect to change this situation over the next 12 months. Our current management team, a single Director, President, Secretary and Treasurer, will satisfy our requirements for the foreseeable future.

The Company will depend on the advice of Consultants to carry out its exploration work. An exploration geologist, drilling specialists, geophysicists, and other specialists will be retained when funds are available. At this time the Company has no written or oral agreements with any technical consultan

Our specific plan of operation for our exploration property is set out below.

Plan of Operation

We hope to complete the first stage of our two stage exploration program on our Carico Lake Valley Property by the end of 2012. Stage two will be contingent upon positive exploration results being obtained in stage one of our program.  Stage two, if carried out, will take three months to complete from the initiation of on site work.

39

RECOMMENDED EXPLORATION BUDGET

Phase I (rock and soil geochemical survey, CSAMT survey, ground magnetic survey)

Personnel
Geologist - (10 days @ $700/day)	$7,000
Sample Technicians - (20 days @ $250/day)	$5,000
Lodging – (30 man-days @ $75/day)	$2,250
Food – (30 man-days @ $45/day)	$1,350
Trucks – (30 days@ $100/day)	$3,000

Analytical costs
Rock Samples - (150 @ $38/sample)	$5,700
Soil Samples - (200 @ $35/sample)	$7,000
Field Supplies and Shipping	$1,900

Geophysics
CSAMT Surveying - (10 crew days @ $3,000/day)	$30,000
Magnetic Surveying – (5 days @ $1,200/day)	$6,000

Data Compilation/Report Writing
Geologist – (8 days @ $700/day)	$5,600

Contingency – (10%)	$7,480

First-Phase Exploration Program Total	$ 82,280

40

Phase 2 - Contingent upon Stage 1 Results

Reverse-circulation drilling depending on the results of Stage 1.

Proposed Budget

Reverse-Circulation Drilling 3000ft at $27/foot	$81,000
Engineering and supervision	$6,000
Transportation, Accommodations and meals	$4,000
Sub-total	$91,000
All 10% contingencies	$9,100
Second Phase Exploration Program Total	$100,100

Each phase of our proposed exploration will be assessed to determine whether the results warrant further work.

If the exploration results on the Company's initial phases on its property do not warrant drilling or further exploration, the Company will suspend operations on this property. The Company will then seek additional exploration properties and additional funding with which to do work on the new properties. Our Company may pay finder’s fees to individuals who locate properties on our behalf. No finder’s fees will be paid to any affiliate of the Company. In the event that the Company is unable to obtain additional financing or additional properties, it may not be able to continue active business operations.

41

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The independent accountant for the Company is Child, Van Wagoner & Bradshaw, PLLC, 5296 South Commerce Drive, Suite 300, Salt Lake City, Utah, 84107. This firm was engaged on or about January 10, 2012. To the present time, the independent accountant for the Company has neither resigned (or declined to stand for re-election ) nor been dismissed.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below is the name and age of each individual who was a director or executive officer of Valmie Resources, Inc. as of July 25 , 2012 , together with all positions and offices of the Company held by each and the term of office and the period during which each has served:

Name

Age

Position with the Company

Term of Office

Maurro Baessato

58

Director/President

August 26, 2011

Secretary/Treasurer

to Present

Biographical Information

The following paragraphs set forth brief biographical information for the aforementioned director and executive officer:

Mr. Baessato is aged 58 and was born and raised in Rome, Italy.  Mr. Baessato is a  retired, self employed business administrator  with over 30 years experience in private and public company financing, corporate and capital structure and management in both Europe and North America. For 25 years in Italy, Mr. Baessato was involved in the distribution of leather goods and garments. In North America, Mauro Baessato has been involved in public company financing and administration with a number of companies which include:

·

Intelbahn Inc.,  a shell company  (INBH.OTC) – Corporate Secretary from May 27, 2008 to November 28, 2010;

·

Euoko Group Inc.,  developed and marketed skin care products   (EUOK.OTC) – Director from August 2000 to April 2003 and Secretary and Treasurer from August 2000 to March 2008;

·

Tryx Ventures Corp.,  engaged in mineral exploration   (TRYF.OTC) – Corporate Secretary from January 2001 to 2006.

Mr. Baessato was retired from May 1, 2006 until August of 2011 when he founded Valmie Resources Inc.

Mr. Baessato’s experience with the financing and administration of the previously mentioned public companies, while serving on their Board of Directors, gives him the required skill set to lead a public company at the stage of development that Valmie Resources, Inc. finds itself at. The ability to find, and negotiate with, potential investors; as well as, the ability to negotiate beneficial loan terms with potential lenders are previously exhibited skills that Mr. Baessato has that Valmie Resources, Inc. requires.

42

EXECUTIVE COMPENSATION

(a) No officer or director of the Company is receiving any remuneration at this time.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) No remuneration is proposed to be paid in the future directly or indirectly by the corporation to any officer or director under any plan, which presently exists.

Director Compensation

The Director of the Company does not receive compensation at this time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company's officers, directors, and persons who own more than five percent of the Company's common stock as of July 25 , 2012. Under relevant provisions of the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership in 60 days. More than one person may be deemed to be a beneficial owner of the same securities. The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of our common stock as of  July 25, 2012.

Amount and Nature of Beneficial Ownership as of July 25 , 2012.

Name of Beneficial Owner of Common Shares	Number of Common Shares Owned	Percentage of Issued and Outstanding Common Shares
Mauro Baessato Director/President Secretary/Treasurer	3,500,000	70.85%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Mauro Baessato the Company’s sole Director, President, Secretary and Treasurer has loaned the Company $4,456 as of May 31, 2012. Mr. Baessato owns 3,500,000 common shares of the Company which account for 70.85% of the issued and outstanding shares. The loan is non-interest bearing, has no set repayment terms, and is not secured by any company assets.

Mr. Baessato is the only "promoter" of our company, as defined by the Rule 405 of the Securities Act.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

43

FINANCIAL STATEMENTS

VALMIE RESOURCES, INC.

(An Exploration Stage Company)

INDEX TO UNAUDITED FINANCIAL STATEMENTS

May 31, 2012

44

Valmie Resources, Inc. (An Exploration Stage Company) Balance Sheets (Stated in US Dollars) (Unaudited)

	May 31, 2012	November 30, 2011

ASSETS

Current Assets

Cash and cash equivalents	$2,371	$12,435
Prepaid expenses	10,409	20,000

      Total Current Assets

	12,780	32,435
Total Assets	$12,780	$32,435

LIABILITIES

Current Liabilities

Accounts payable

	$95	$-

Due to related party (Note 5))

	6,000	4,456

      Total Current Liabilities

	6,095	4,456
Total Liabilities	6,095	4,456

STOCKHOLDERS’ EQUITY

Capital stock (Note 3)

Authorized:

100,000,000 common shares, $0.001 par value

Issued and outstanding:

      4,940,000 common shares

      (4,940,000 – November 30, 2011)

	4,940	4,940

Additional paid-in capital

	44,460	44,460

Deficit accumulated during the exploration stage

	(42,715)	(21,421)

Total Stockholders’ Equity

	6,685	27,979

Total Liabilities and Stockholders’ Equity

	$12,780	$32,435

The accompanying notes are an integral part of these financial statements.

F-1

Valmie Resources, Inc. (An Exploration Stage Company) Statements of Operations (Stated in US Dollars) (Unaudited)

	Six months ended May 31, 2012	Cumulative from Inception (August 26, 2011) to May 31, 2012

Revenue:

	$ -	$-

Operating Expenses:

General and administrative	1,608	3,811
Mining expenses (Note 4)	-	19,218
Professional fees	9,686	9,686
Transfer agent fees	10,000	10,000

Net Loss for the Period

	$ (21,294)	$(42,715)

Basic and Diluted Loss per Common Share

	$ (0.00)

Weighted Average Number of Common Shares Outstanding

	4,940,000

The accompanying notes are an integral part of these financial statements.

F-2

Valmie Resources, Inc. (An Exploration Stage Company) Statement of Changes in Stockholders’ Equity (Stated in US Dollars) (Unaudited)

Common Stock
	Number of Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During the Exploration Stage	Stockholders’ Equity
Inception – August 26, 2011	-	$ -	$ -	$ -	$ -
Common shares issued to a founder at $0.01 per share, September 29, 2011	3,500,000	3,500	31,500	-	35,000
Common shares issued to investors at $0.01 per share, November 15, 2011	1,440,000	1,440	12,960	-	14,400
Loss for the period	-	-	-	(21,421)	(21,421)

Balance – November 30, 2011	4,940,000	4,940	44,460	(21,421)	27,979
Loss for the period	-	-	-	(21,294)	(21,294)

Balance – May 31, 2012	4,940,000	$ 4,940	$ 44,460	$ (42,715)	$ 6,685

The accompanying notes are an integral part of these financial statements.

F-3

Valmie Resources, Inc. (An Exploration Stage Company) Statements of Cash Flows (Stated in US Dollars) (Unaudited)

	Six months ended May 31, 2012	Cumulative from Inception (August 26, 2011) to May 31, 2012

Cash Flows from Operating Activities

Net loss for the period	$(21,294)	$(42,715)
Changes in operating assets and liabilities:
Prepaid expenses	9,591	(10,409)
Accounts payable	95	95
Net cash used in operations	(11,608)	(53,029)

Cash Flows from Financing Activities

Due to related party	1,544	6,000
Issuance of common shares for cash	-	49,400
Net cash provided by financing activities	1,544	55,400

Change in cash and cash equivalents

	(10,064)	2,371

Cash and cash equivalents

 - beginning of period

	12,435	-

Cash and cash equivalents

 - end of period

	$2,371	$2,371

Supplementary Cash Flow Information

Cash paid for:

Interest

	$-	$-

Income taxes

	$-	$-

The accompanying notes are an integral part of these financial statements.

F-4

Valmie Resources, Inc. (An Exploration Stage Company) Notes to Unaudited Financial Statements
May 31, 2012

1.  Organization

Valmie Resources Inc. was incorporated on August 26, 2011, in the State of Nevada, U.S.A. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is November 30.

The Company is an exploration stage company that engages principally in the acquisition, exploration, and development of resource properties.

Exploration Stage Company

The Company is considered to be in the exploration stage as defined in FASC 915-10-05 “Development Stage Entities,” and interpreted by the Securities and Exchange Commission for mining companies in Industry Guide 7.  The Company is devoting substantially all of its efforts to development of business plans and the acquisition of mineral properties.

2.    Basis of Presentation

Unaudited Interim Financial Statements

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the rules and regulations of the Securities and Exchange Commission. They do not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the period ended November 30, 2011, included in the Company’s Form S1 filed with the Securities and Exchange Commission. The unaudited interim financial statements should be read in conjunction with those financial statements included in the Form S-1. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the six months ended May 31, 2012, are not necessarily indicative of the results that may be expected for the year ending November 30, 2012.

Management has evaluated events occurring between the end of the reporting period, May 31, 2012, to the date when the financial statements were issued.

F-5

Valmie Resources, Inc. (An Exploration Stage Company) Notes to Unaudited Financial Statements
May 31, 2012

3.  Capital Stock

Authorized Stock

At inception, the Company authorized 100,000,000 common shares with a par value of $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Share Issuances

Since its inception (August 26, 2011), the Company has issued shares of its common stock as follows:

			Price Per
Date	Description	Shares	Share	Amount

09/29/11	Shares issued for cash	3,500,000	$ 0.01	$ 35,000
11/15/11	Shares issued for cash	1,440,000	0.01	14,400
	Cumulative Totals	4,940,000		$ 49,400

Of these shares, 3,500,000 were issued to a director and officer of the Company. 1,440,000 shares were issued to independent investors.

At May 31, 2012, the Company had no issued or outstanding stock options or warrants.

F-6

Valmie Resources, Inc. (An Exploration Stage Company) Notes to Unaudited Financial Statements
May 31, 2012

4.  Mineral Property Costs

Lander County, Nevada Claims

On September 30, 2011, the Company entered into an option agreement that would provide for the purchase of a 100% interest in the Property. The Property is located in the State of Nevada.

To complete the option, the agreement requires the Company to make the following payments and incur the following amounts on exploration and development:

a)       $15,000 cash on September 30, 2011 (paid);

b)       an additional $30,000 cash on September 30, 2012 ;

c)       an additional $60,000 cash on September 30, 2013;

d)       an additional $120,000 cash on September 30, 2014 and

e)       incur a minimum of $125,000 ($4,218 has been incurred as of May 31, 2012) on exploration and development work by December 31, 2012 and every subsequent year thereafter, through 2014.

The Company is responsible for any and all property payments due to any government authority on the property during the term of this option agreement (BLM: $3,920 yr., Lander County:$294 yr.).

The property is subject to a 6% Net Smelter Royalty, for which the Company has the right to purchase 3% for a one time payment of $5,000,000 at any time until the tenth anniversary of this agreement.

As at May 31, 2012, the Company has incurred the following on its resource property:

	May 31, 2012	November 30, 2011

Acquisition cost	$ 15,000	$ 15,000

Exploration costs, beginning of period	$ 4,218	$ -
Exploration	-	4,218
Exploration costs, end of period	$ 4,218	$ 4,218

F-7

Valmie Resources, Inc. (An Exploration Stage Company) Notes to Unaudited Financial Statements
May 31, 2012

5.  Due to Related Party

Amount due to related party at May 31, 2012, is non-interest bearing, unsecured and with no fixed terms of repayment.

6.  Going Concern and Liquidity Considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  As at May 31, 2012, the Company had working capital of $6,685 (November 30, 2011 - $27,979) and an accumulated deficit of $42,715 (November 30, 2011 - $21,421).  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next twelve months.

The ability of the Company to emerge from the exploration stage is dependent upon, among other things, obtaining additional financing to continue operations, explore and develop the mineral properties and the discovery, development and sale of ore reserves.

In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

7.  Subsequent Events

The Company has evaluated subsequent events from May 31, 2012, through the date of this report, and determined there are no additional items to disclose.

F-8

VALMIE RESOURCES, INC.

(An Exploration Stage Company)

INDEX TO AUDITED FINANCIAL STATEMENTS

November 30, 2011

F-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Officers and Directors

Valmie Resources, Inc.

We have audited the accompanying balance sheet of Valmie Resources, Inc. (an exploration stage company) (the Company) as of November 30, 2011, and the related  statements of operations, changes in stockholders’ equity (deficit), and cash flows for the period from inception on August 26, 2011 to November 30, 2011. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Valmie Resources, Inc. as of November 30, 2011, and the results of its operations, and its cash flows for the period from inception on August 26, 2011 to November 30, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 7 to the financial statements, the Company has recurring losses and has not generated revenues from its planned principal operations.  These factors raise substantial doubt that the Company will be able to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Child, Van Wagoner & Bradshaw, PLLC

Certified Public Accountants

Salt Lake City, Utah

March 15, 2012

F-10

Valmie Resources, Inc. (An Exploration Stage Company) Balance Sheet
November 30, 2011
ASSETS

Current Assets
Cash and cash equivalents	$12,435
Prepaid expenses	20,000
Total Current Assets	32,435
Total Assets	$32,435

LIABILITIES

Current Liabilities
Due to related party (Note 6)	$4,456
Total Current Liabilities	4,456
Total Liabilities	4,456
STOCKHOLDERS’ EQUITY Capital stock (Note 3) Authorized:
Capital stock (Note 3)
Authorized:
100,000,000 common shares, $0.001 par value
Issued and outstanding:
4,940,000 common shares	4,940
Additional paid-in capital	44,460
Deficit accumulated during the exploration stage	(21,421)
Total Stockholders’ Equity	27,979

Total Liabilities and Stockholders’ Equity	$32,435

The accompanying notes are an integral part of these financial statements.

F-11

Valmie Resources, Inc. (An Exploration Stage Company) Statement of Operations
Cumulative from Inception (August 26, 2011) to November 30, 2011

Revenue:	$-

Operating Expenses:
General and administrative	2,203
Mining expenses (Note 5)	19,218
Loss from operations	(21,421)

Provision for Income Taxes (Note 4)	-

Net Loss for the Period	$(21,421)

Basic and Diluted Loss per Common Share	$(0.01)
Weighted Average Number of Common Shares Outstanding	2,485,417

The accompanying notes are an integral part of these financial statements.

F-12

Valmie Resources, Inc. (An Exploration Stage Company) Statement of Changes in Stockholders’ Equity For the Period from Inception (August 26, 2011) to November 30, 2011

Common Stock
	Number of Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During the Exploration Stage	Stockholders’ Equity
Inception – August 26, 2011	-	$ -	$ -	$ -	$ -
Common shares issued to a founder at $0.01 per share, September 29, 2011	3,500,000	3,500	31,500	-	35,000
Common shares issued to investors at $0.01 per share, November 15, 2011	1,440,000	1,440	12,960	-	14,400
Loss for the period	-	-	-	(21,421)	(21,421)
Balance November 30, 2011	4,940,000	$ 4,940	$ 44,460	$ (21,421)	$ 27,979 27,979

The accompanying notes are an integral part of these financial statements.

F-13

Valmie Resources, Inc. (An Exploration Stage Company) Statement of Cash Flows
Cumulative from Inception (August 26, 2011) to November 30, 2011
Cash Flows from Operating Activities
Net loss for the period	$(21,421)
Changes in operating assets and liabilities:
Prepaid expenses	(20,000)
Net cash used in operations	(41,421)
Cash Flows from Financing Activities
Due to related party	4,456
Issuance of common shares for cash	49,400
Net cash provided by financing activities	53,856
Increase in cash and cash equivalents	12,435

Cash and cash equivalents - beginning of period	-
Cash and cash equivalents - end of period	$12,435
Supplementary Cash Flow Information
Cash paid for:
Interest	$-
Income taxes	$-

The accompanying notes are an integral part of these financial statements.

F-14

Valmie Resources, Inc. (An Exploration Stage Company) Notes to Audited Financial Statements
November 30, 2011

1.  Organization

Valmie Resources Inc. was incorporated on August 26, 2011 in the State of Nevada, U.S.A. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is November 30.

The Company is an exploration stage company that engages principally in the acquisition, exploration, and development of resource properties.

Exploration Stage Company

The Company is considered to be in the exploration stage as defined in FASC 915-10-05 “Development Stage Entities,” and interpreted by the Securities and Exchange Commission for mining companies in Industry Guide 7.  The Company is devoting substantially all of its efforts to development of business plans and the acquisition of mineral properties.

2.  Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with original maturities of less than three months, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $12,435 in cash and cash equivalents at November 30, 2011.

Start-Up Costs

In accordance with FASC 720-15-20 “Start-Up Costs,” the Company expenses all costs incurred in connection with the start-up and organization of the Company.

F-15

Valmie Resources, Inc. (An Exploration Stage Company) Notes to Audited Financial Statements
November 30, 2011

2.  Significant Accounting Policies - Continued

Mineral Acquisition and Exploration Costs

The Company has been in the exploration stage since its formation on August 26, 2011 and has not yet realized any revenue from its planned operations. It is primarily engaged in the acquisition, exploration, and development of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserves.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Net Income or (Loss) per Share of Common Stock

The Company has adopted FASC Topic No. 260, “Earnings Per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.

Foreign Currency Translations

The Company’s functional and reporting currency is the US dollar.  All transactions initiated in other currencies are translated into US dollars using the exchange rate prevailing on the date of transaction. Monetary assets and liabilities denominated in foreign currencies are translated into the US dollar at the rate of exchange in effect at the balance sheet date.  Unrealized exchange gains and losses arising from such transactions are deferred until realization and are included as a separate component of stockholders’ equity (deficit) as a component of comprehensive income or loss. Upon realization, the amount deferred is recognized in income in the period when it is realized.

No significant realized exchange gain or losses were recorded from inception (August 26, 2011) to November 30, 2011.

F-16

Valmie Resources, Inc. (An Exploration Stage Company) Notes to Audited Financial Statements
November 30, 2011

2.  Significant Accounting Policies - Continued

Comprehensive Income (Loss)

FASC Topic No. 220, “Comprehensive Income,” establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.  From inception (August 26, 2011) to November 30, 2011, the Company had no items of other comprehensive income. Therefore, net loss equals comprehensive loss from inception (August 26, 2011) to November 30, 2011.

Risks and Uncertainties

The Company operates in the resource exploration industry that is subject to significant risks and uncertainties, including financial, operational, technological, and other risks associated with operating a resource exploration business, including the potential risk of business failure.

Environmental Expenditures

The operations of the Company have been, and may in the future be, affected from time to time in varying degree by changes in environmental regulations, including those for future reclamation and site restoration costs.  Both the likelihood of new regulations and their overall effect upon the Company vary greatly and are not predictable.  The Company's policy is to meet or, if possible, surpass standards set by relevant legislation by application of technically proven and economically feasible measures.

Environmental expenditures that relate to ongoing environmental and reclamation programs are charged against earnings as incurred or capitalized and amortized depending on their future economic benefits.  All of these types of expenditures incurred since inception have been charged against earnings due to the uncertainty of their future recoverability.  Estimated future reclamation and site restoration costs, when the ultimate liability is reasonably determinable, are charged against earnings over the estimated remaining life of the related business operation, net of expected recoveries.

Recent Accounting Pronouncements

Recent accounting pronouncements that are listed below did not, and are not currently expected to, have a material effect on the Company’s financial statements, but will be implemented in the Company’s future financial reporting when applicable.

F-17

Valmie Resources, Inc. (An Exploration Stage Company) Notes to Audited Financial Statements
November 30, 2011

2.  Significant Accounting Policies - Continued

FASB Statements:

In June 2009 the FASB established the Accounting Standards Codification ("Codification" or "ASC") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States ("GAAP"). Rules and interpretive releases of the Securities and Exchange Commission ("SEC") issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

 “FASB Interpretation No. 46(R)," and SFAS No. 168 (ASC Topic 105), "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles-a replacement of FASB Statement No. 162," were recently issued. SFAS No. 168 has no current applicability to the Company or its effect on the financial statements would not have been significant.

Accounting Standards Update ("ASU") ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures - Overall, ASU No. 2009-13 (ASC Topic 605), Multiple-Deliverable Revenue Arrangements, ASU No. 2009-14 (ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU's No. 2009-2 through ASU No. 2011-12 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

F-18

Valmie Resources, Inc. (An Exploration Stage Company) Notes to Audited Financial Statements
November 30, 2011

3.  Capital Stock

Authorized Stock

At inception, the Company authorized 100,000,000 common shares with a par value of $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Share Issuances

Since its inception (August 26, 2011), the Company has issued shares of its common stock as follows:

			Price Per
Date	Description	Shares	Share	Amount

09/29/11	Shares issued for cash	3,500,000	$ 0.01	$ 35,000
11/15/11	Shares issued for cash	1,440,000	0.01	14,400
	Cumulative Totals	4,940,000		$ 49,400

Of these shares, 3,500,000 were issued to a director and officer of the Company. 1,440,000 shares were issued to independent investors.

At November 30, 2011, the Company had no issued or outstanding stock options or warrants.

F-19

Valmie Resources, Inc. (An Exploration Stage Company) Notes to Audited Financial Statements
November 30, 2011

4.  Provision for Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under FASC 718-740-20 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years.

Exploration stage deferred tax assets arising as a result of net operating loss carryforwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carryforwards generated during the period from August 26, 2011 (date of inception) through November 30, 2011 of $21,421 will begin to expire in 2031. Accordingly, deferred tax assets of approximately $7,497 were offset by the valuation allowance.

The Company follows the provisions of uncertain tax positions as addressed in FASC 740-10-65-1. The Company recognized no increase in the liability for unrecognized tax benefits.

The Company has no tax position at November 30, 2011 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest and penalties at November 30, 2011. The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its intended exploration stage activities.  The tax year for November 30, 2011 is still open for examination by the Internal Revenue Service (IRS).

November 30, 2011
	Amount	Tax Effect (35%)

Net operating losses	$ 21,421	$ 7,497

Valuation allowance	(21,421)	(7,497)

Net deferred tax asset (liability)	$ -	$ -

F-20

Valmie Resources, Inc. (An Exploration Stage Company) Notes to Audited Financial Statements
November 30, 2011

5.  Mineral Property Costs

Lander County, Nevada Claims

On September 30, 2011, the Company entered into an option agreement that would provide for the purchase of a 100% interest in the Property. The Property is located in the State of Nevada.

To complete the option, the agreement requires the Company to make the following payments and incur the following amounts on exploration and development:

a)

$15,000 cash on September 30, 2011 (paid);

b)

an additional $30,000 cash on September 30, 2012 ;

c)

an additional $60,000 cash on September 30, 2013;

d)

an additional $120,000 cash on September 30, 2014 and

e)

incur a minimum of $125,000 ($4,218 has been incurred as of November 30, 2011) on exploration and development work by December 31, 2012 and every subsequent year thereafter, through 2014.

The Company is responsible for any and all property payments due to any government authority on the property during the term of this option agreement (BLM: $ 3,920 yr., Lander County: $ 294 yr.).

The property is subject to a 6% Net Smelter Royalty, for which the Company has the right to purchase 3% for a one time payment of $5,000,000 at any time until the tenth anniversary of this agreement.

For the period from date of inception (August 26, 2011) to November 30, 2011, the Company has incurred the following on its resource property:

November 30, 2011
Acquisition cost	$ 15,000
Exploration costs, beginning of period	$ -
Exploration	4,218
Exploration costs, end of period	$ 4,218

F-21

Valmie Resources, Inc. (An Exploration Stage Company) Notes to Audited Financial Statements
November 30, 2011

6.  Due to Related Party

Amount due to related party at November 30, 2011 is non-interest bearing, unsecured and with no fixed terms of repayment.

7.  Going Concern and Liquidity Considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  As at November 30, 2011, the Company had working capital of $27,979 and an accumulated deficit of $21,421.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next twelve months.

The ability of the Company to emerge from the exploration stage is dependent upon, among other things, obtaining additional financing to continue operations, explore and develop the mineral properties and the discovery, development and sale of ore reserves.

In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

8.  Subsequent Events

The Company has evaluated subsequent events from November 30, 2011 through the date of this report, and determined there are no additional items to disclose.

F-22

1,440,000 SHARES
COMMON STOCK

PROSPECTUS

DEALER PROSPECTUS DELIVERY OBLIGATION

Until (90 days after the effective date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

46

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below. All expenses incurred with respect to the distribution, except for fees of counsel, if any, retained individually by the Selling Shareholders and any discounts or commissions payable with respect to sales of the shares, will be paid by the Company.

SEC registration fee

$17

Accounting fees and expenses

$5,000

Legal fees and expenses

$5,000

Total

$10,017

47

INDEMNIFICATION OF DIRECTORS AND OFFICERS

No director of the Company will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of the Company are accountable to the Company as fiduciaries which means they are required to exercise good faith and fairness in all dealings affecting the Company. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to the Company, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

On September 29, 2011, the Company undertook a private offering of 3,500,000 shares of its common stock, with an offering price of $0.01 per share. The proceeds from this offering were used to cover further start-up and organizational costs of the Company. This offering was undertaken directly by the Company. All 3,500,000 shares were subscribed, resulting in proceeds to the Company of $35,000.

On November 15, 2011 the Company undertook a private offering of 1,440,000 shares of its common stock, with an offering price of $0.01 per share.  The proceeds from this offering were to be used as working capital for the Company. This offering was undertaken directly by the Company. 1,440,000 shares were subscribed, resulting in proceeds to the Company of $14,400.

All of the above shares were issued pursuant to private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933.  Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sale of the securities was completed in an "offshore transaction,” as defined in Rule 902(h) of Regulation S.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities.  Each investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

47

These sales of unregistered securities were made to the following firms and individuals (all residents outside the United States):

Number of Shares Held

Mauro Baessato	3,500,000

Donovan Ernest	40,000

Oneil Beckford	40,000

Christopher St Hill	40,000

Donekia Jackson	40,000

Jennifer Green	40,000

Sherwin Emmanuel	40,000

Daniel Townson	40,000

Jodwey Hemmings	40,000

Errol Turner	40,000

Chantell Johnson	40,000

Kerresha Barnett	40,000

Marvin Mathews	40,000

Cresha Ishmael	40,000

Christen Sterliny	40,000

Kimone Jones	40,000

Martel Williams	40,000

Marvin Spence	40,000

Delores Sterling	40,000

Tessa Charley	40,000

Eric Manning	40,000

Jelani Mitchell	40,000

Patrick Reid	40,000

Steve Morgan	40,000

Lidwinna Emmanuel	40,000

Hoshana Calliste	40,000

Egor Kvznetsov	40,000

Mellisa Brown	40,000

Jason Fredrick	40,000

Brandon Thompson	40,000

Jermaine Lincoln	40,000

Eustence Emmanuel	40,000

Alicia Emmanuel	40,000

Nadine Bennette	40,000

Jennifer Mansi	40,000

Jerome Bennett	40,000

Mellissa Blackwell	40,000

48

Exhibits

Exhibit
Number	Description

3.1*	Articles of Incorporation
3.2*	By-Laws
5.1*	Legal Opinion of Dean Law Corp., with consent to use
10.1*	Property Option Agreement
23.1	Consent of Child, Van Wagoner & Bradshaw, PLLC
23.2*	Consent of Geologist

* Previously Filed.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the

Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our director, officer, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the final adjudication of such issue.

5.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430(A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

49

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Reno, State of Nevada, on the  27th day of July , 2012.

Valmie Resources, Inc.

By:/s/ Maurro Baessato
Maurro Baessato
President, Chief Executive Officer, Secretary, Treasurer, Principal Accounting Officer, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Maurro Baessato	President, Chief Executive	July 27 , 2012
Maurro Baessato	Officer, Secretary, Treasurer,
Principal Accounting Officer,
Principal Financial Officer
and Director

50